Exhibit 10.1

CERTAIN PORTIONS OF THIS EXHIBIT HAVE BEEN REDACTED BECAUSE THEY ARE NOT MATERIAL AND OF A TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL. SUCH REDACTED PORTIONS ARE INDICATED WITH “[***].”

SHARE PURCHASE AND INVESTMENT AGREEMENT

in relation to

Sophia High Tech S.r.l.

between

Genenta Science S.p.A.

as the Investor

and

Caraviello S.r.l.

Sansone S.r.l.

ACS Aircraft Solutions S.r.l.

Domenico Borrelli

as Existing Shareholders

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TABLE OF CONTENTS

SECTION I - General Provisions		6

1.	Recitals, Interpretation and Definitions	6

SECTION II - Purpose of the Agreement		13

2.	Purpose and Objectives of the Agreement	13

SECTION III - Sale and Purchase of Quotas		15

3.	Purpose of the Sale and Purchase of Quotas	15

4.	Indivisibility of the Quotas to be Purchased	15

5.	Effectiveness of Transfer	15

6.	Consideration for the Quotas to be Purchased	16

SECTION IV - Conversion of Quotas and Capital Increase		17

7.	Conversion of Quotas and Capital Increase	17

SECTION V - Conditions Precedent and Interim Period		17

8.	Conditions Precedent	17

9.	Interim Period	18

Section VI - Execution of the Transaction		19

10.	Execution of the Transaction	19

11.	Post-Closing undertakings	22

12.	Undertakings regarding the subscription and payment of the Second Tranche of the Capital Increase	23

SECTION VII - Representations and Warranties. Indemnification Obligations		26

13.	Representations and Warranties	26

14.	Indemnification Obligations	27

SECTION VIII - Miscellaneous Provisions		32

15.	Power of Attorney	32

16.	Miscellaneous Provisions	32

17.	Notices	33

18.	Governing Law and Jurisdiction	34

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To:

Genenta Science S.p.A.

via dell’Annunciata no. 31

20121 – Milan

Italy

For the attention of the chairman of the board of directors Mr. Pierluigi Paracchi via certified e-mail (PEC) at the following address: [***]

April 22, 2026

RE:	Project Sophia – Share purchase and investment agreement in the share capital of Sophia High Tech S.r.l.; acceptance.

Dear Sirs,

we refer to Your proposal in relation to the share purchase and investment agreement set out below, which we hereby accept fully and unconditionally.

***

“To:

Sophia High Tech S.r.l.

via Aniello Palumbo no. 120

80014 – Giugliano in Campania (NA)

Italy

To the attention of the sole director Mr. Antonio Caraviello via certified e-mail (PEC) at the following address: [***]

Caraviello S.r.l.

Via Gambardella n. 116

80058 – Torre Annunziata (NA)

To the attention of Antonio Caraviello

via PEC to the following address: [***]

Sansone S.r.l.

Via Panoramica n. 14

80041 – Boscoreale (NA)

To the attention of Raffaele Sansone

via PEC to the following address: [***]

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ACS Aircraft Solutions S.r.l.

via Giosuè Carducci no. 4

00187 – Rome

Italy

To the attention of the Chairman of the Board of Directors Danilo Oreste Broggi

via certified e-mail (PEC) at the following address: [***]

Domenico Borrelli

[***]

via E-mail at the following address: [***]

April 22, 2026

RE:	Project Sophia – Share purchase and investment agreement in the share capital of Sophia High Tech S.r.l.; proposal.

Dear Sirs,

further to our previous discussions, we set out below our proposal regarding the share purchase and investment agreement in the share capital of Sophia High Tech S.r.l.

Please confirm that the following correctly reflects the terms of the agreements reached, by reproducing our proposal on a separate document duly executed by an authorized signatory.

*       *        *

SHARE PURCHASE AND INVESTMENT AGREEMENT

This share purchase and investment agreement (the “Agreement”) is entered into on April 22, 2026 (the “Signing Date”)

between

1.	Genenta Science S.p.A., a joint stock company with registered office in Milan (Italy), via dell’Annunciata no. 31, tax code and registration number with the Companies’ Register of Milan, Monza-Brianza and Lodi n. 08738490963, represented by the chairman of the board of directors Mr. Pierluigi Paracchi (“GNT” or the “Investor”);

- on one side -

and

2.	Sophia High Tech S.r.l., a limited liability company with registered office in Giugliano in Campania (NA), via Aniello Palumbo no. 120, tax code and registration number with the Companies’ Register of Naples n. 07547751219, represented by the sole director Mr. Antonio Caraviello (“Sophia High Tech” or the “Company”);

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3.	Caraviello S.r.l., a limited liability company with registered office at Via Gambardella n. 116, Torre Annunziata (NA), tax code and registration number with the Companies’ Register of Napoli no. 10891301219, represented by the sole director Mr. Antonio Caraviello (“Caraviello”);

4.	Sansone S.r.l., a limited liability company with registered office at Via Panoramica no. 14, Boscoreale (NA), Italy, tax code and registration number with the Companies’ Register of Napoli no. 10891291212, represented by the sole director Mr. Raffaele Sansone (“Sansone” and, jointly with Caraviello, the “Founders”);

5.	ACS Aircraft Solutions S.r.l., a limited liability company with registered office in Rome, via Giosuè Carducci no. 4, tax code and registration number with the Companies’ Register of Rome n. 14525531001, represented by Danilo Oreste Broggi (“ACS Aircraft”);

6.	Domenico Borrelli, born in Naples (NA), Italy, on February 18, 1986, resident at [***], tax code [***] (“Domenico Borrelli” and, together with the Founders and ACS Aircraft, the “Existing Shareholders”);

- on the other side -

(the Investor, the Company and the Existing Shareholders are hereinafter referred to as the “Parties” and, each, a “Party”).

WHEREAS

A.	Sophia High Tech is a company operating in the aerospace and defence sector, focused on the design, development and production of metal alloy parts through additive manufacturing and CNC (Computer Numerical Control) machining.

B.	As of the Signing Date, the share capital of the Company amounts to Euro [***] and is entirely held by the Existing Shareholders, allocated as follows:

(i)	Caraviello holds a quota equal to a nominal value of Euro [***], representing [***] of the Company’s share capital;

(ii)	Sansone holds a quota equal to a nominal value of [***], representing [***] of the Company’s share capital;

(iii)	ACS Aircraft holds a quota equal to a nominal value of [***], representing [***] of the Company’s share capital;

(iv)	Domenico Borrelli holds a quota equal to a nominal value of [***], representing [***] of the Company’s share capital.

C.	GNT is an industrial aggregator operating in the defence, aerospace and cybersecurity sectors, as well as in other strategic sectors, and is participated by the “Praexidia Foundation”, an Italian recognized entity focused on supporting strategic enterprises in the fields of defence, security and high-innovation technologies. GNT aims to provide a scalable and long-term platform for industrial growth, fostering value creation through the integration, development and expansion of high-potential enterprises operating in such critical industrial sectors.

D.	On February 25, 2026, GNT and the Company entered into a non-binding offer letter setting forth, inter alia, the main terms of an acquisition and investment transaction in the Company’s share capital by the Investor, aimed at the acquisition by GNT of a stake corresponding to up to 51% (fifty-one percent) of the Company’s share capital, followed by the execution, on March 25, 2026, of a binding offer in relation to the contemplated transaction.

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E.	From March 5, 2026 until March 17, 2026, GNT has conducted, also through its advisors, a legal, regulatory, tax, accounting, financial and reputational due diligence on the Company (the “Due Diligence”), during which it has examined the documentation provided by the Company and the Existing Shareholders.

F.	By means of this Agreement, the Parties intend to govern, inter alia, (i) the terms of the purchase by GNT of a portion of the Company’s share capital from the Founders; (ii) the terms of the investment by GNT in the Company’s share capital; and (iii) the respective rights and obligations of the Parties in relation to the Agreement, as regulated pursuant to the following paragraphs.

SECTION I - General Provisions

1.	Recitals, Interpretation and Definitions

1.1	Recitals and Schedules

1.1.1	The foregoing recitals (the “Recitals”), as well as the schedules (the “Schedules”) to this Agreement, constitute an integral and essential part hereof and are binding upon the Parties.

1.1.2	The following are Schedules to this Investment Agreement:

Schedule 1.2(a)	(Business Plan)

Schedule 1.2(b)	(EBITDA Definition)

Schedule 2.1(ii)	(New Articles of Association)

Schedule 2.1(v)	(Shareholders’ Agreement)

Schedule 2.1(vi)(a)	(Caraviello Management Agreement)

Schedule 2.1(vi)(b)	(Sansone Management Agreement)

Schedule 2.1(vi)(c)	(Borrelli Management Agreement)

Schedule 2.1(vii)	(Lease Agreement)

Schedule 10.2.1(i)	(Existing Shareholders’ Statement)

Schedule 10.2.1(ii)	(Resignation Letter)

Schedule 10.2.4(iii)(1)	(Powers of the Chief Executive Officer)

Schedule 10.2.4(iii)(2)	(Key People Incentive Plan and Compensation Plans)

Schedule 13.1	(Existing Shareholders’ Representations and Warranties)

Schedule 13.5	(Investor’s Representations and Warranties)

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1.2	Definitions

1.2.1	In addition to other terms expressly defined elsewhere in this Investment Agreement, the following capitalized terms shall have the meanings set forth below:

“2026 Financial Statements”	has the meaning set forth in Paragraph 12.1(i).

“Accounting Principles”	means the accounting principles established pursuant to the Civil Code, as supplemented by the accounting principles issued by the National Council of Chartered Accountants and the National Council of Accountants, and as amended and supplemented by OIC (Organismo Italiano di Contabilità).

“ACS Aircraft”	means ACS Aircraft Solutions S.r.l., as better identified in the preamble.

“Action to Effect the Transaction”	has the meaning set forth in Paragraph 2.1.

“Agreement”	has the meaning set forth in the preamble.

“Antonio Caraviello”	means Mr. Antonio Caraviello, [***].

“Auditor Determination”	has the meaning set forth in Paragraph 12.3(iii)(d).

“Auditor Notice”	has the meaning set forth in Paragraph 12.3(ii).

“Authority”	means any legislative, executive, judicial, body, commission, department, regulatory, arbitral or similar authority of national, supranational, regional, local or foreign scope.

“Basket”	has the meaning set forth in Paragraph 14.2(i).

“Board of Directors”	has the meaning set forth in Paragraph 10.2.1(i)(d).

“Borrelli Management Agreement”	has the meaning set forth in Paragraph 2.1(vi).

“Business Day”	means any calendar day (other than a Saturday or a Sunday) on which banks are open to the public for ordinary business in Milan.

“Business Plan”	means the commercial development plan of the Company for the financial years 2027-2029 as set out in Schedule 1.2 (Business Plan).

“Capital Increase”	has the meaning set forth in Paragraph 7.1(iii).

“Caraviello Management Agreement”	has the meaning set forth in Paragraph 2.1(vi).

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“Caraviello’s Quota to be Purchased”	has the meaning set forth in Paragraph 3.1(i).

“Caraviello”	means Caraviello S.r.l., as better identified in the preamble.

“Civil Code”	means the Italian Civil Code, as amended and supplemented from time to time.

“Class A Quota”	means a class “A” quota of the Company’s share capital, with the rights provided for in the New Articles of Association.

“Class B Quota”	means a class “B” quota of the Company’s share capital, with the rights provided for in the New Articles of Association, issued upon subscription of the Capital Increase.

“Closing Date”	has the meaning set forth in Paragraph 10.1.

“Closing”	means the completion of the activities necessary for the consummation of the Transaction and, more generally, the execution and exchange of all documents and agreements and the fulfilment and performance of all actions, obligations and transactions that are to be signed, exchanged, fulfilled or performed on the Closing Date.

“Company’s Bank Account”	means the bank account opened in the name of the Company, [***].

“Company” or “Sophia High Tech”	means Sophia High Tech S.r.l., as further identified in the Preamble.

“Condition Precedent”	has the meaning set forth in Paragraph 8.1.

“Conversion of Quotas”	has the meaning set forth in Paragraph 2.1(iii).

“Director’s Resignation”	has the meaning set forth in Paragraph 10.2.1(ii).

“Disputed Items”	has the meaning set forth in Paragraph 12.2(ii).

“Domenico Borrelli”	means Mr. Domenico Borrelli, as better identified in the preamble.

“Due Diligence”	has the meaning set forth in Recital E

“Earn Out”	has the meaning set forth in Paragraph 6.2.1.

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“EBITDA Target”	has the meaning set forth in Paragraph 6.2.2.

“EBITDA”	has the meaning set forth in Schedule 1.2(b) (EBITDA Definition).

“Encumbrance”	means any pledge, charge, lien, encumbrance, option, attachment, adverse registration, annotation, or otherwise any right or claim of third parties, including usufruct rights, pre-emption rights, approval rights, rights of first offer or any other right that limits the exercise of voting rights.

“Existing Shareholders’ Representations and Warranties”	has the meaning set forth in Paragraph 13.1.

“Existing Shareholders”	means Caraviello, Sansone, ACS Aircraft and Domenico Borrelli, as further identified in the Preamble.

“First Governance Board Reserved Matters”	means the list of matters set forth in paragraph 5.2 of the Shareholders’ Agreement.

“First Governance Shareholders’ Reserved Matters”	means the list of matters set forth in paragraph 3.2 of the Shareholders’ Agreement.

“First Tranche of the Capital Increase”	has the meaning set forth in Paragraph 7.1(iii).

“Founders’ Bank Account”	means the bank account opened in the name of the Founders: (i) with reference to Caraviello: [***]; (ii) with reference to Sansone: [***].

“Founders”	means Caraviello and Sansone.

“Golden Power Authorization”	means, alternatively, (i) the approval of the Transaction by the Presidency of the Council of Ministers pursuant to Decree-Law No. 21 of March 15, 2012 (and related implementing decrees as subsequently amended and replaced) (the “Golden Power Regulations”) without the imposition of conditions, commitments, obligations, prescriptions, recommendations or similar measures; or (ii) the tacit approval (silenzio assenso) pursuant to Decree-Law No. 21 of March 15, 2012 as a consequence of the expiration of the terms provided therein.

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“Indemnification Claim”	has the meaning set forth in Paragraph 14.3.1(ii).

“Indemnification Notice”	has the meaning set forth in Paragraph 14.3.1(i).

“Indemnification”	has the meaning set forth in Paragraph 14.1.1.

“Indemnified Party”	has the meaning set forth in Paragraph 14.3.1.

“Indemnifying Party”	has the meaning set forth in Paragraph 14.3.1.

“Independent Auditor”	means (i) an independent audit firm of primary international standing, which has not had professional or commercial relationships with any of the Parties in the preceding 3 (three) years and which is not in conflict of interest with any of the Parties, jointly selected by the Investor, the Existing Shareholders and the Company, or, in the event the Parties fail to reach an agreement within 10 (ten) Business Days from the initial proposal regarding the identification of the independent audit firm made by one of such Parties to the other Party(ies), an independent audit firm of international standing appointed by the President of the Court of Milan, upon request of any of the Parties also in the interest of the others, it being understood that such appointment shall be final and binding on the Parties.

“Interim Period”	has the meaning set forth in Paragraph 9.1.

“Investor” or “GNT”	means Genenta Science S.p.A., as further identified in the Preamble.

“Investor’s Representations and Warranties”	has the meaning set forth in Paragraph 13.5.

“Key Directors”	means, jointly, Antonio Caraviello, Raffaele Sansone and Domenico Borrelli.

“Law”	means any law, regulation, decree, directive, convention, order, ordinance, custom, other source of law or provision, whether national, regional, provincial, municipal, local, foreign, international or European.

“Lease Agreement”	has the meaning set forth in Paragraph 2.1(vii).

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“Long Stop Date”	means July 15, 2026.

“Losses”	means any indemnifiable damage pursuant to Article 1223 et seq. of the Civil Code, including consequential and indirect losses and loss of profits.

“Material Adverse Event”	means any fact, event or circumstance that has (or could reasonably have) a material adverse effect on the assets, financial or economic position of the Company.

“Minimum Cash Balance”	has the meaning set forth in Paragraph 11.3(ii).

“New Articles of Association”	has the meaning set forth in Paragraph 2.1(i).

“Notarial Deed of Transfer”	has the meaning set forth in Paragraph 5.1.

“Notary”	means notary selected by the Investor.

“Notice of Dispute”	has the meaning set forth in Paragraph 14.3.1(iii).

“Objection Notice”	has the meaning set forth in Paragraph 12.2(ii).

“Ordinary Course of Business”	means the management of the Company in line with the management criteria and commercial practices followed in the 2 (two) years preceding the Signing Date.

“Parties” or “Party”	has the meaning set forth in the Preamble.

“Purchase Price”	has the meaning set forth in Paragraph 6.1.1.

“Quotas to be Purchased”	has the meaning set forth in Paragraph 3.1(ii).

“Raffaele Sansone”	means Mr. Raffaele Sansone, [***].

“Recitals”	has the meaning set forth in Paragraph 1.1.1.

“Sale and Purchase of Quotas”	has the meaning set forth in Paragraph 2.1(i).

“Sansone Management Agreement”	has the meaning set forth in Paragraph 2.1(vi).

“Sansone’s Quota to be Purchased”	has the meaning set forth in Paragraph 3.1(ii).

“Sansone”	means Sansone S.r.l., as better identified in the preamble.

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“Schedules”	has the meaning set forth in Paragraph 1.1.1.

“Second Tranche of the Capital Increase”	has the meaning set forth in Paragraph 7.1(iii).

“Shareholders’ Agreement”	has the meaning set forth in Paragraph 2.1(v).

“Signing Date”	has the meaning set forth in the Preamble.

“Sophia CZ”	means Sòphia CZ S.r.o (evolving in FIES S.r.o), a company incorporated under the laws of the Czech Republic, with registered office at Jičínská 226/17, 130 00 Praha 3, Czech Republic, company number 05617979, wholly owned by the Company.

“Special Indemnities”	has the meaning set forth in Paragraph 14.1(iii).

“Tax Special Indemnity”	has the meaning set forth in Paragraph 14.1.1(iv).

“Tax Special Indemnity Basket”	has the meaning set forth in Paragraph 14.2.6(i).

“Third Party Claim”	has the meaning set forth in Paragraph 14.3.1(ii).

“Transaction”	has the meaning set forth in Paragraph 2.1.

1.3	Interpretation

1.3.1	Headings. The headings of the individual articles and paragraphs have been included solely to facilitate reading and, therefore, shall not be taken into account for the purposes of interpreting the Agreement. Unless otherwise indicated by the context, references herein to Articles, Paragraphs, Sections or Schedules shall be deemed to refer to articles, paragraphs, sections or schedules of this Agreement.

1.3.2	General clarifications. Unless the context otherwise requires, singular terms include the plural and vice versa; terms referring to one gender include all genders. The expressions “including”, “such as”, or similar, shall be deemed to introduce a mere example as if always followed by the phrase “without limitation” and shall not be construed as limiting the scope of any general formulation with respect to the specific or similar elements or matters to which they refer.

1.3.3	Obligation to “procure”. The obligation to “ensure” or to “procure” or “cause” certain activities to be performed by third parties shall be construed pursuant to Article 1381 of the Civil Code.

1.3.4	Liability of the Existing Shareholders. All obligations under this Agreement that are binding on the Existing Shareholders, or that otherwise constitute their obligation, shall be deemed to be assumed by them on a joint and several basis. The Investor may, at its sole discretion, release one or more Existing Shareholders from such obligations, terminate the relevant relationships, enter into settlement agreements, extend applicable deadlines, tolerate acts or omissions, or allocate liability differently to some of them, without prejudice in any way to its rights against the other Existing Shareholders.

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SECTION II - Purpose of the Agreement

2.	Purpose and Objectives of the Agreement

2.1	This Agreement is intended to govern the terms under which the Parties intend to proceed with an overall transaction (the “Transaction”) which provides for:

(i)	the purchase by GNT of a stake having an aggregate nominal value of Euro [***], corresponding to [***] of the share capital of the Company (the “Sale and Purchase of Quotas”);

(ii)	the adoption of a new articles of association of the Company, having content substantially in the form set out in Schedule 2.1 (ii) (New Articles of Association) (the “New Articles of Association”), which will govern, inter alia, the division of the Company’s share capital into 2 (two) classes of quotas standardized and without an express indication of nominal value: (i) class “A” quotas (“Class A Quotas”), and (ii) class “B” quotas (“Class B Quotas”), each with the rights and prerogatives set forth in the New Articles of Association;

(iii)	the conversion:

(a)	of the stake held by the Existing Shareholders following the Sale and Purchase of Quotas into Class A Quotas;

(b)	of the stake held by Investor following the Sale and Purchase of Quotas into a Class B Quota;

(the “Conversion of Quotas”);

(iv)	the approval of a capital increase of the Company’s share capital reserved to the Investor, divided into 2 (two) separate tranches, up to an aggregate amount of maximum Euro [***], including share premium, upon the issuance of Class B Quotas, on the terms set forth in this Agreement;

(v)	the execution by GNT, on one hand, and the Existing Shareholders and the Company, on the other hand, of a shareholders’ agreement having content substantially in the form set out in Schedule 2.1 (v) (Shareholders’ Agreement) (the “Shareholders’ Agreement”), which will govern, inter alia, the corporate governance of the Company, the restrictions on transfer of shareholdings, the profit sharing rules;

(vi)	the execution by the Company, on one hand, and each of the Key Directors, on the other hand, of a directorship agreement having a content substantially in the form set out, respectively, in Schedule 2.1 (vi)(a) (Caraviello Management Agreement) (the “Caraviello Management Agreement”), Schedule 2.1 (vi)(b) (Sansone Management Agreement) (the “Sansone Management Agreement”), and Schedule 2.1 (vi)(c) (Borrelli Management Agreement) (the “Borrelli Management Agreement”), which will govern, inter alia, the role of Antonio Caraviello, Raffaele Sansone and Domenico Borrelli as directors of the Company as well as the compensation due for the performance of their offices;

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(vii)	the execution, by and between the Company, on one hand, and Qurema S.r.l., on the other hand, of a lease agreement concerning (a) the warehouses located at Somma Vesuviana (NA), via Malatesta, registered with the registry of Somma Vesuviana municipality, sheet 14, parcel 1976, and (b) the areas designated for the construction of a new warehouse on a plot of land measuring 5,657 sq. m., located at Somma Vesuviana (NA), via Malatesta and registered with the Land Registry in Somma Vesuviana municipality, sheet 14, parcel 2390 and 2391, substantially in the form attached as Schedule 2.1 (vii) (Lease Agreement) (the “Lease Agreement”);

(each of the transactions and activities described in this Paragraph 2.1 is an “Action to Effect the Transaction”).

2.2	Without prejudice to the above, the specific and separate undertakings and obligations imposed on any given Party under other provisions of this Agreement, each Party undertakes, to the extent of its powers and in compliance with Applicable Laws:

(i)	to perform its obligations relating to each Action to Effect the Transaction that such Party is required to carry out, within the time limits and in the manner specified in this Agreement and/or as provided by Applicable Law;

(ii)	to take all actions and adopt any other measures that are necessary or appropriate, including those not expressly set out herein, to ensure that each activity and/or initiative allocated to it under this Agreement is implemented in compliance with, and pursuant to, the provisions of this Agreement and, in any event, so as to give full effect to its provisions, which shall be binding upon the Parties under Applicable Laws;

(iii)	to exercise all voting rights and any other relevant rights and powers vested in it in such manner and for the purpose of giving effect to the provisions of this Agreement.

2.3	Should the need arise, or should any Party indicate the opportunity, to discuss alternative methods for implementing one or more Action to Effect the Transaction, the Parties undertake to meet to discuss such methods in good faith and to agree on their terms.

2.4	The Parties acknowledge and agree that the Transaction constitutes a single, integrated transaction and, accordingly, the Actions to Effect the Transaction are to be regarded as connected acts and agreements aimed at achieving the same Transaction, such that:

(i)	none of the Actions to Effect the Transaction shall be deemed completed unless and until all of the other Actions to Effect the Transaction have been duly and correctly carried out; and

(ii)	if one or more of the Actions to Effect the Transaction are not duly and correctly carried out, the Parties shall take all necessary actions to unwind the effects of any Actions to Effect the Transaction already carried out, without prejudice in any event to their respective claims and remedies under this Agreement.

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SECTION III - Sale and Purchase of Quotas

3.	Purpose of the Sale and Purchase of Quotas

3.1	Subject to the satisfaction of the Conditions Precedent (as defined below) and in accordance with the terms of this Agreement, the Founders undertake, each to the extent of its respective competence, to transfer to the Investor, and the Investor undertakes to purchase from the Founders, a portion of their respective stake in the Company’s share capital, together with all rights attached thereto, free and clear of Encumbrances, as follows:

(i)	Caraviello undertakes to sell to the Investor, and the Investor undertakes to purchase from Caraviello, a stake of a nominal value equal to Euro [***], corresponding to [***] (the “Caraviello’s Quota to be Purchased”);

(ii)	Sansone undertakes to sell to the Investor, and the Investor undertakes to purchase from Sansone, a stake of nominal Euro [***], corresponding to 0 [***] (the “Sansone’s Quota to be Purchased” and, together with the Caraviello’s Quota to be Purchased, the “Quotas to be Purchased”).

3.2	The Quotas to be Purchased shall be transferred to the Investor with economic effect from the Closing Date (as defined below) and, accordingly, the Investor shall be entitled to all dividends relating to the Quotas to be Purchased, as well as other distributions of reserves of any nature resolved, payable or actually paid after the Closing Date (as defined below), including with respect to any dividends or distributions of reserves relating to a period prior to the Closing Date (as defined below).

3.3	By signing this Agreement, the Existing Shareholders hereby unconditionally and irrevocably waive their pre-emption right under article 8 of the Company’s current articles of association in connection with the Sale and Purchase of Quotas, thereby permitting each Founder, pursuant to Article 3, to sell the Quotas to be Purchased to the Investor.

3.4	The Parties acknowledge and agree that following the consummation of the Sale and Purchase of Quotas, the Company’s share capital shall be allocated as follows:

(i)	Caraviello shall hold a stake equal to a nominal value of Euro [***], representing [***] of the Company’s share capital;

(ii)	Sansone shall hold a stake equal to a nominal value of Euro [***], representing [***] of the Company’s share capital;

(iii)	ACS Aircraft shall hold a stake equal to a nominal value of Euro [***], representing [***] of the Company’s share capital;

(iv)	Domenico Borrelli shall hold a stake equal to a nominal value of Euro [***], representing [***] of the Company’s share capital;

(v)	the Investor GNT shall hold a stake equal to a nominal value of Euro [***], representing [***] of the Company’s share capital.

4.	Indivisibility of the Quotas to be Purchased

4.1	Pursuant to Article 1316 of the Civil Code, the Quotas to be Purchased shall constitute a single and indivisible whole, being any partial transfer of the Quotas to be Purchased expressly excluded.

5.	Effectiveness of Transfer

5.1	The transfer of the Quotas to be Purchased shall be consummated on the Closing Date (as defined below) by means of a notarial deed of transfer (the “Notarial Deed of Transfer”). It is in any event understood that the Notarial Deed of Transfer shall not have any novation effect on the provisions of this Agreement and/or on the rights and obligations of the Parties hereunder, which shall remain in full force and effect also after the Closing Date (as defined below) without the need for the Parties to reiterate or confirm what is provided herein.

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6.	Consideration for the Quotas to be Purchased

6.1	Purchase Price and Payment Terms

6.1.1	As consideration for the purchase of the Quotas to be Purchased, the Parties agree that the Investor shall pay to the Founders an aggregate amount equal to Euro [***] (the “Purchase Price”), based on the allocation set forth below:

(a)	Euro [***] (one hundred fifty thousand/00) in favour of Caraviello; and

(b)	Euro [***] (one hundred fifty thousand/00) in favour of Sansone.

6.1.2	The Purchase Price is final and binding and shall not be subject to any adjustment.

6.1.3	The Purchase Price shall be paid on the Closing Date (as defined below) by the Investor, by wire transfer of immediately available funds to the Founders’ Bank Accounts.

6.2	Earn-out

6.2.1	In addition to the Purchase Price, the Founders will be entitled to receive an amount as earn-out, equal to an aggregate amount of Euro 500,000.00 (five hundred thousand/00), subject to the conditions set forth below (the “Earn-Out”).

6.2.2	The Earn-Out will be due by the Investor to the Founders, pro rata between them, upon achieving by the Company of an EBITDA at least equal to Euro [***] determined with reference to fiscal year 2026 (the “EBITDA Target”).

6.2.3	By way of partial derogation of the provision set out under Paragraph 6.2.2 above, should the Investor exercise the right to subscribe the Second Tranche of Capital Increase (as defined below) in accordance with the provisions set out under Paragraph 12.4 below, the Founders will be entitled to receive the Earn-Out, pro rata between them in accordance with the split set out in Paragraph 6.2.4 below, provided that the Company has achieved at least 80% of the EBITDA Target.

6.2.4	For the purpose of determining the EBITDA Target, the procedure set forth under Paragraph 12.2 shall apply.

6.2.5	The Earn-Out shall be due to the Founders within 15 (fifteen) Business Days from the date in which the EBITDA Target has been determined, pursuant to procedure set forth under Paragraphs 12.2 et seq. below.

6.2.6	Without prejudice to the provisions set forth above, the Earn-Out will be paid by the Investor to the Founders as follows:

(a)	Euro [***] in favour of Caraviello; and

(b)	Euro [***] in favour of Sansone.

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SECTION IV - Conversion of Quotas and Capital Increase

7.	Conversion of Quotas and Capital Increase

7.1	Subject to the satisfaction of the Conditions Precedent (as defined below) and in accordance with the terms of this Agreement, the Existing Shareholders undertake to take any action necessary, or even merely appropriate, in compliance with the current articles of association of the Company and the Law, to ensure that, on the Closing Date (as defined below), the shareholders’ meeting of the Company is held in order to unanimously resolve on:

(i)	the approval of the New Articles of Association;

(ii)	the Conversion of Quotas;

(iii)	a divisible capital increase reserved to the Investor and divided into two separate tranches, namely: (a) a first tranche for an aggregate maximum amount of Euro 3,250,000.00 (three million two hundred fifty thousand/00), of which a nominal value of [***] and [***] as share premium, upon issuance of no. [***] Class B Quotas (the “First Tranche of the Capital Increase”); (b) a second tranche for an aggregate amount of [***], of which a nominal value of Euro [***] and Euro [***] as share premium, upon issuance of no. [***] Class B Quotas (the “Second Tranche of the Capital Increase” and, together with the First Tranche of the Capital Increase, the “Capital Increase”).

SECTION V - Conditions Precedent and Interim Period

8.	Conditions Precedent

8.1	Events under condition. Without prejudice to Paragraph 8.4 below, the Parties’ obligation to proceed with the Closing is subject to the satisfaction of the following conditions (each, a “Condition Precedent” and collectively, the “Conditions Precedent”):

(i)	the absence on the Closing Date (as defined below) of a Material Adverse Event;

(ii)	the obtaining of the Golden Power Authorization;

(iii)	the amendment of the Company’s current articles of association to permit the allocation of equity interests among the shareholders also on a basis other than in proportion to their respective contributions;

(iv)	the obtaining by Intesa Sanpaolo S.p.A. of a waiver of its right to terminate the relevant financing agreements in the event of a change in operating conditions of the Company;

(v)	the transfer of the Italian trademark “SOPHIA HIGH TECH” from Antonio Caraviello and Raffaele Sansone to the Company, at no cost or expenses to the Company;

(vi)	filing to the competent Authority of the renewal of the Italian design and model no. 402020000001165;

(vii)	the approval of the Sale and Purchase Quotas by shareholders representing at least 81% (eighty-one per cent) of the share capital of the Company, in accordance with the provisions of the current Company’s articles of association;

(viii)	the obtaining of the waiver by the Findomestic Banca S.p.A. in relation to its right to terminate the vehicle leasing agreements.

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8.2	Actions relating to Golden Power Authorization. The Investor shall prepare and notify to the Presidency of the Council of Ministers the application for obtaining the Golden Power Authorization, together with all documents necessary for such purpose and shall carry out all formalities required in relation to obtaining the Golden Power Authorization, it being understood that the Existing Shareholders and the Company shall cooperate with the Investor in order to timely provide all information reasonably requested by the Investor and/or by the Authorities for the purposes of the notification and obtaining of the Golden Power Authorization.

8.3	Verification of Conditions Precedent. In order to enable the verification of the Conditions Precedent, the Existing Shareholders:

(i)	shall refrain, and shall ensure that the Company refrains, from taking any action or entering into any contract or agreement that may affect the verification of the Conditions Precedent; and

(ii)	shall inform the Investor of any event, matter, fact or situation that could reasonably prevent the proper verification of any of the Conditions Precedent.

8.4	Waiver of Conditions Precedent. The Parties expressly acknowledge that the Conditions Precedent set forth in Paragraphs 8.1(i), 8.1(iv), 8.1(v), 8.1(vi), 8.1(vii) and 8.1(viii) , above are made for the exclusive benefit of the Investor, who may therefore waive them by written notice to be sent to the Existing Shareholders and the Company at any time before the Long Stop Date.

8.5	Failure of Conditions Precedent. Without prejudice to Paragraph 8.4 above, if any of the Conditions Precedent (different from the Condition Precedent set forth under Paragraph 8.1(i) above) fails to be satisfied (and is not waived in the manner set forth in Paragraph 8.4 above) by the Long Stop Date, this Agreement shall be deemed automatically terminated and without effect ex tunc, with consequent release of the Parties from all related obligations and final waiver by them of all related rights or claims, with the exception of the provisions of Articles 15 and 18 of this Agreement, which shall remain effective and binding on the Parties also in the event of termination of this Agreement.

9.	Interim Period

9.1	Restrictions during the Interim Period. During the period between the Signing Date and the Closing Date (as defined below), both included (the “Interim Period”), the Existing Shareholders (except for ACS Aircraft) shall procure that the Company: (i) is managed in a proper and prudent manner, in compliance with the Laws applicable to it and in line with the Ordinary Course of Business and according to the organizational structure currently in place; and (ii) maintains unchanged its current business organization and relationships with its managers, employees (except in the case of voluntary resignations submitted by employees) and creditors. In particular, and without prejudice to the generality of the foregoing, during the Interim Period, unless provided for in compliance with the provisions of this Agreement, or unless the Investor has given prior written consent to the Existing Shareholders, the latter shall procure that the Company does not resolve upon or carry out transactions falling within the First Governance Shareholders’ Reserved Matters and the First Governance Board Reserved Matters.

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9.2	Actions allowed during the Interim Period.

9.2.1	During the Interim Period, the Founders shall be entitled to take all necessary steps to voluntarily wind up Sophia CZ or facilitate the full transfer of Sophia CZ to Caraviello and Sansone, owned by Antonio Caraviello and Raffaele Sansone respectively, provided that: (i) the corporate name of Sophia CZ shall be changed to a name that does not include “Sophia” or any other trademark, trade name, or intellectual property right owned by or associated with the Company; and (ii) such name change shall be completed no later than the Closing Date, without costs and expenses to the Company.

9.3	Indemnification Obligations.

9.3.1	In the event of breach of the restrictions set forth in Paragraph 9.1 above or the violation of the provision set forth under Paragraph 9.2 above, the Existing Shareholders shall be obligated to indemnify, on a euro-for-euro basis, any Losses directly arising to the Investor and/or to the Company, without duplication. The limitations set forth in Paragraph 14.2 below shall not apply with respect to the matters described in this Paragraph 9.3.

9.4	Undertakings of the Company and Existing Shareholders following the Signing Date.

9.4.1	Following the execution of this Agreement, the Company and the Existing Shareholder shall, at the Company’s own cost and expense, be responsible for procuring the appointment of an independent auditor, acceptable to the Investor, to perform (a) an audit and/or review of the financial statements of the Company for the financial year ended 31 December 2024, including the opening balances for the 2024 financial year, and (b) an audit of the financial statements of the Company for the financial year ending 31 December 2025 and for each subsequent financial year thereafter.

9.4.2	Any adjustments, corrections, reclassifications, restatements or other measures identified as necessary as a result of the audit and/or review referred to in above Paragraph, including those relating to the 2024 financial statements and the related opening balances, shall be fully reflected in the financial statements of the Company for the financial year ending 31 December 2025 prior to their approval. The 2025 statutory financial statements shall also incorporate any corrections required as a result of objections, findings or remarks raised by the competent Italian tax or financial authorities, including the Guardia di Finanza, in relation to the 2025 financial year or any prior financial year.

9.4.3	For the avoidance of doubt, any formal restatement and/or re-filing of statutory financial statements for prior financial years shall be made only to the extent required by applicable Law and subject to the relevant corporate approvals and materiality assessments, including shareholder approval and subsequent filing, where necessary. Notwithstanding the foregoing, the Company shall ensure that all adjustments and corrections emerging from the audit and/or review of the 2024 financial statements, including the related opening balances, are duly reflected in the 2025 statutory financial statements.

Section VI - Execution of the Transaction

10.	Execution of the Transaction

10.1	The Parties undertake, each to the extent of their respective competence, to carry out the execution of the Transaction which shall take place in the presence of the Notary, within 30 (thirty) calendar days from the satisfaction of the last of the Conditions Precedent set forth in Paragraph 8.1 – different from the Condition Precedent set forth in Paragraph 8.1(i) – (the “Closing Date”), or by such other date and/or at such other place as may be mutually agreed in writing between the Investor and the Existing Shareholders.

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10.2	In addition to any other actions to be taken in accordance with this Agreement or any Applicable Laws, on the Closing Date:

10.2.1	the Existing Shareholders shall:

(i)	deliver to the Investor a duly executed declaration confirming: (a) the truth and accuracy of the Existing Shareholders’ Representations and Warranties as of the Closing Date; (b) that the Conditions Precedent, depending on the Existing Shareholders or the Company, have been satisfied (with delivery of the relevant documentary evidence, where applicable); and (c) that the undertakings set forth in Paragraph 9.1 (Restrictions during the Interim Period) have been complied with, substantially in the form set out in Schedule 10.2.1 (i) (Existing Shareholders’ Statement);

(ii)	procure that the current sole director of the Company irrevocably resigns from office with effect from the Closing Date (the “Director’s Resignation”), also issuing a written declaration that he has no claims, for any reason whatsoever, against the Company, except for any compensation accrued and not yet paid as of the date of resignation, in the form set out in Schedule 10.2.1 (ii) (Resignation Letter);

10.2.2	the Founders shall:

(i)	execute the Notarial Deed of Transfer which shall contain, inter alia, the release by the Founders of the payment receipt of the Purchase Price;

10.2.3	the Investor shall:

(i)	execute the Notarial Deed of Transfer;

(ii)	pay the Purchase Price to the Founders;

(iii)	subscribe and pay in the First Tranche of the Capital Increase by wire transfer of immediately available funds to be credited to the Company’s Bank Account;

10.2.4	the Existing Shareholders and GNT, to the extent that it is allowed to participate at the shareholder’s meeting of the Company, shall:

(i)	procure that the shareholders’ meeting of the Company convenes to unanimously resolve on:

(a)	the adoption of the New Articles of Association of the Company;

(b)	the Conversion of Quotas;

(c)	the Capital Increase;

(d)	the appointment of the new board of directors of the Company in accordance with the provisions set forth in the New Articles of Association and in the Shareholders’ Agreement (the “Board of Directors”);

(e)	the allocation of an annual gross compensation to the Board of Directors up to a maximum aggregate amount of Euro [***];

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(ii)	execute the Shareholders’ Agreement;

(iii)	procure that the members of the new Board of Directors accept the office of directors of the Company, convene in full attendance form and resolve to: (a) appoint Antonio Caraviello as chief executive officer of the Company and to grant to the latter the management powers set out in Schedule 10.2.4 (iii)(1) (Powers of the Chief Executive Officer), in accordance with the provisions of the Shareholders’ Agreement; (b) allocate among the members of the Board of Directors the compensation for the performance of their respective offices within the limits set by the shareholders’ meeting of the Company; (c) grant to the directors, severally, the power to execute the Caraviello Management Agreement, the Sansone Management Agreement, the Borrelli Management Agreement and the Shareholders’ Agreement; (d) grant to the directors, severally, the power to execute the Lease Agreement; (e) approve the Business Plan; (f) approve the incentive and compensation plan in favour of the Company’s key people as set out in Schedule 10.2.4 (iii)(2) (Key People Incentive and Compensation Plans); (g) approve the amendment to the employment agreements of Raffaele Sansone and Domenico Borrelli, as set out in Schedule 10.2.4 (iii)(2) (Key People Incentive and Compensation Plans);

(iv)	procure that any other action is taken and any other deed or document is executed as may be useful or necessary for the purposes of proper completion of the Transaction;

10.2.5	the Company shall:

(i)	execute the Caraviello Management Agreement;

(ii)	execute the Sansone Management Agreement;

(iii)	execute the Borrelli Management Agreement;

(iv)	execute the Shareholders’ Agreement;

(v)	execute the Lease Agreement.

10.3	On the Closing Date, the Existing Shareholders undertake to cast their favourable vote, to the extent necessary, in relation to the resolutions set forth in Paragraph 10.2 of this Agreement. Furthermore, the Parties agree to take all reasonable actions, also waiving the provisions of this Paragraph 10.2 or any other provision set forth in this Agreement in order to reflect the situation set forth under Paragraph 10.4 and 12.9.

10.4	Following the consummation of the Sale and Purchase of Quotas as well as the subscription and payment of the First Tranche of the Capital Increase by the Investor, the Company’s share capital shall be equal to Euro [***], divided into no [***] quotas, held as follows:

(i)	Caraviello shall hold no. [***] Class A Quotas, representing [***] of the Company’s share capital;

(ii)	Sansone shall hold no. [***] Class A Quotas, representing [***] of the Company’s share capital;

(iii)	ACS Aircraft shall hold no. [***] Class A Quotas, representing [***] of the Company’s share capital;

(iv)	Domenico Borrelli shall hold no [***] Class A Quotas, representing [***] of the Company’s share capital;

(v)	GNT shall hold no. [***] Class B Quotas, representing 19.9% (nineteen point nine percent) of the Company’s share capital.

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10.5	All actions and transactions as set out in Paragraph 10.2 above shall be regarded as one single transaction, so that, at the option of the Party having an interest in the carrying out of any specific action or transaction, no action or transaction shall be deemed to have taken place and perfected if and until all other actions and transactions set out in Paragraph 10.2 above shall have taken place as provided for in this Agreement.

10.6	The completion of the Transaction shall neither affect nor have any novative effects (effetti novativi) on the rights and obligations of the Parties as provided under this Agreement, which shall remain in full force and effect as stated herein.

11.	Post-Closing undertakings

11.1	The Company undertakes to use the proceeds from the subscription of the Capital Increase (including the proceeds from the Second Tranche of the Capital Increase, once paid) for the purpose of financing the achievement of the objectives set forth in the Business Plan.

11.2	Within 12 (twelve) months following the completion of the transactions set out in previous Paragraph 10.2, the Company:

(i)	shall, at its own expense, execute a directors’ and officers’ liability insurance policy (D&O), covering the Company and the board of directors, within 3 (three) months from the Closing Date;

(ii)	shall adopt the management and control model pursuant to Italian Legislative Decree No. 231/2001 appropriate to its business and risk profile, together with a disciplinary system and an effective internal control framework designed to prevent the commission of predicate offenses under Legislative Decree 231/2001;

(iii)	shall notify to Unicredit S.p.A. the change of the Board of Directors and, in general, the completion of the Transaction, requested under the bank account agreement;

(iv)	shall adopt all documentation necessary to ensure compliance with personal data protection requirements under Regulation (EU) 2016/679 and any other relevant applicable Law;

(v)	shall adopt the Risk Assessment Document (DVR), in accordance with applicable Law.

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11.3	Following the approval of the Company’s financial statements as of December 31, 2025, the Existing Shareholders shall be entitled to distribute profits and profits carried forward from previous financial years, provided that:

(i)	distributable profits and profits carried forward from previous financial years resulting from the financial statements as of December 31, 2025;

(ii)	the Company shall maintain a minimum cash balance of not less than Euro [***] (the “Minimum Cash Balance”), without considering the proceeds paid by the Investor in relation to the First Tranche of the Capital Increase (or to the Second Tranche of the Capital Increase, as the case may be), which will be sufficient to cover the Company’s working capital following completion of the Transaction.

11.4	Any distribution pursuant to this Article 11.3 shall be resolved following the approval of the Company’s financial statements as of December 31, 2025 (and, therefore, taking into consideration the Minimum Cash Balance), and shall be made no later than 2 (two) years from the date of the relevant Shareholders’ resolution, in one or more instalments.

12.	Undertakings regarding the subscription and payment of the Second Tranche of the Capital Increase

12.1	Notwithstanding the provision set out under Paragraph 12.4, the Investor’s obligation to subscribe for and pay in the Second Tranche of the Capital Increase shall be contingent upon:

(i)	the Company achieving the EBITDA Target;

(ii)	the approval of the 2025 financial statement, pursuant to Paragraph 9.4;

(iii)	the confirmation of the financial covenant, as determined on the basis of the 2024 and 2025 financial statements and communicated to the third parties pursuant to the relevant agreement in place;

it being understood that the above-mentioned condition to the Second Tranche of the Capital Increase are made for the exclusive benefit of the Investor, who may therefore waive them by written notice to be sent to the Existing Shareholders and the Company at any time.

12.2	For the purposes of verifying the achievement of the EBITDA Target, the following procedure shall apply:

(i)	within 30 (thirty) calendar days from the approval of the Company’s financial statements as of December 31, 2026 (the “2026 Financial Statements”), and in any event no later than June 30, 2027, the Company shall deliver (and the Existing Shareholders shall procure that the Company delivers) to the Investor the 2026 Financial Statements, together with an indication – supported by the relevant calculation methods and relevant documentation – showing the determination of the EBITDA value;

(ii)	should the Investor have any objection regarding the calculation of the EBITDA made by the Company and/or any of the items included in the relevant calculation, it shall serve a written notice to the Company and the Existing Shareholders (the “Objection Notice”) setting out the reasons of any such objection and specifying: (a) the items it considers to be included or excluded from the EBITDA calculation (“Disputed Items”) and (b) the value of the EBITDA calculated by the Investor;

(iii)	the Objection Notice shall be sent by the Investor within 30 (thirty) calendar days from receipt of the notice referred to in Paragraph 12.1(i) above; the EBITDA calculation made by the Company shall be deemed to be definitive and binding if the Objection Notice is not served within the term referred under this Paragraph. In such case, within 10 (ten) Business Days as of the expiration of the abovementioned term, the Investor shall proceed with the subscription and full payment of the Second Tranche of the Capital Increase (and the payment of the Earn-Out pursuant to Paragraph 6.2 above).

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12.3	If an Objection Notice is served by the Investor to the Company and the Existing Shareholders in accordance with the provisions set forth in Paragraph 12.2 above, the following shall apply:

(i)	the Investor, Existing Shareholders and the Company shall jointly review, in cooperation with the respective advisors, the calculation of the EBITDA, in order to find an agreement on the Disputed Items. If, within 15 (fifteen) Business Days of receipt of the Objection Notice, both the Investor and the Existing Shareholders agree that the EBITDA value achieved by the Company in fiscal year 2026 is at least equal to the EBITDA Target, then the Investor shall proceed with the subscription and full payment of the Second Tranche of the Capital Increase (and the payment of the Earn-Out pursuant to Paragraph 6.2 above) within the following 15 (fifteen) Business Days;

(ii)	if the Investor, the Existing Shareholders and the Company are unable to find an agreement on the Disputed Items and on the value of the EBITDA within 15 (fifteen) Business Days of receipt of the Objection Notice, then any such Party may submit – also in the interest of the other Party/ies – the decision on the determination of the EBITDA to the Independent Auditor, by way of written notice to be served also to the other Party/ies, within 10 (ten) Business Days as of the expiry of the aforesaid term (“Auditor Notice”);

(iii)	should the decision on any Disputed Items be entrusted to the Independent Auditor, the following provisions shall apply:

(a)	in the performance of its mandate, the Independent Auditor will act as an accounting expert (perito contrattuale) and not as an arbitrator (arbitratore) pursuant to article 1349 of the Civil Code;

(b)	to the extent that the Investor, the Existing Shareholders and the Company do not agree otherwise in writing, the Independent Auditor shall determine its own procedure and shall give each of the Party reasonable chances to make written representations to the same and the other Party/ies;

(c)	the Independent Auditor (1) will review the 2026 Financial Statements, this Agreement and the Objection Notice containing the Disputed Items and (2) by applying the criteria set forth under the definition of “EBITDA” of this Agreement, as well as other provisions of this Agreement, will determine the value of the EBITDA;

(d)	the Independent Auditor shall be instructed to render its final determination (the “Auditor Determination”) in writing to the Parties within 60 (sixty) calendar days of receipt by the same of the Auditor Notice, or the different date agreed upon in writing by the Parties;

(e)	the Auditor Determination shall indicate the assessment made by the Independent Auditor with respect to any Disputed Items, as well as the decisions taken by the Independent Auditor in relation to the value of the EBITDA. The Independent Auditor will provide a brief explanation of the reasons grounding its decision, together with supporting evidence;

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(f)	it is understood that (1) the scope of the Auditor Determination shall be strictly limited to the Disputed Items, (2) the Independent Auditor shall be instructed in the Auditor Notice not to render any determination outside this scope, and (3) any determination that the Independent Auditor may give outside this scope or in breach of the other provisions hereof will not be binding on the Parties;

(g)	the Company shall (and the Existing Shareholders shall cause the Company to) procure that the Independent Auditor will have access to all relevant books and records of the Company, as well as to the Company’s personnel and consultants, to the extent necessary in order to conduct its assessment;

(h)	the Independent Auditor shall discuss the Disputed Items with the Company, the Investor and the Existing Shareholders, as well as the respective advisors, before rendering the Auditor Determination (and the Independent Auditor shall be specifically instructed to do so in the Auditor Notice);

12.4	The Parties agree that the determinations made by the Independent Auditor in the Auditor Determination shall be final and binding upon them for the purposes of this Agreement, except in case of manifest error (errore manifesto), wilful conduct (dolo) or duress (violenza), provided in any event that the Auditor Determination can only be challenged on any of these grounds by no later than 12 (twelve) months of the date when the Auditor Determination is notified to the Party/ies challenging its contents through a judicial proceedings initiated pursuant to Paragraph 18.2.

12.5	All fees and disbursements of the Independent Auditor due in connection with the preparation and delivery of the Auditor Determination shall be borne by:

(i)	the Investor or the Existing Shareholders, depending on whether the objections raised by the Investor in the Objection Notice have been totally rejected or upheld, respectively, by the Independent Auditor;

(ii)	in no case the Company shall bear the expenses in connection with the Auditor Determination.

12.6	Should the EBITDA calculation determined in the Auditor Determination be at least equal to the EBITDA Target, the Investor shall be obliged to subscribe and fully pay in the Second Tranche of the Capital Increase within 15 (fifteen) Business Days as of the date in which the Auditor Determination has been notified to the Parties.

12.7	Without prejudice to the foregoing, the Investor shall have the right (but not the obligation) to subscribe the Second Tranche of the Capital Increase at any time prior to the calculation of EBITDA, it being understood that, in such case, the procedure set forth in Paragraphs 12.1 shall not apply. For the avoidance of doubt, the voluntary subscription of the Second Tranche of the Capital Increase shall not constitute, nor shall it be construed as, a request by the Investor to accelerate the targets set forth in the Business Plan.

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12.8	On the date of subscription and payment of the Second Tranche of the Capital Increase by the Investor, the Parties shall procure that: (i) all of the members of the board of directors in office resign in the form substantially set out in Schedule 10.2.1 (ii) (Resignation Letter), (ii) a new board of directors is appointed in accordance with the provisions of the Shareholders’ Agreement and the New Articles of Association relating to the governance of the Company in the event that the Investor holds a majority stake in the Company’s share capital.

12.9	Following the full subscription and payment of the Second Tranche of the Capital Increase, the Company’s share capital shall be equal to Euro [***], divided into [***] quotas held as follows:

(i)	Caraviello shall hold no. [***] Class A Quotas, representing [***] of the Company’s share capital;

(ii)	Sansone shall hold no. [***] Class A Quotas, representing [***] of the Company’s share capital;

(iii)	ACS Aircraft shall hold no. [***] Class A Quotas, representing [***] of the Company’s share capital;

(iv)	Domenico Borrelli shall hold no. [***] Class A Quotas, representing [***] of the Company’s share capital;

(v)	GNT shall hold no [***] Class B Quotas, representing 51% (fifty-one percent) of the Company’s share capital.

SECTION VII - Representations and Warranties. Indemnification Obligations

13.	Representations and Warranties

13.1	The Existing Shareholders (except for ACS Aircraft) hereby grant to the Investor the representations and warranties set forth in Schedule 13.1 (Existing Shareholders’ Representations and Warranties) (the “Existing Shareholders’ Representations and Warranties”) which are true, complete and correct as of the Signing Date (inclusive), and shall be true and correct as of the Closing Date (except for the Existing Shareholders’ Representations and Warranties expressly made as of a specific date, which must be true, complete and correct only as of such date), expressly acknowledging that the Investor has reached the decision to enter into this Agreement and to consummate the Transaction taking into account the truth, completeness and accuracy of the Existing Shareholders’ Representations and Warranties.

13.2	The Existing Shareholders (except for ACS Aircraft) represent that they have not failed to disclose to the Investor any fact or event known to them that constitutes a Material Adverse Event and undertake to promptly inform the Investor in writing of any fact, act or circumstance occurring after the Signing Date that may render any of the Existing Shareholders’ Representations and Warranties untrue, incomplete and/or incorrect.

13.3	The Parties expressly acknowledge that the sole and only limitations to each of the Existing Shareholders’ Representations and Warranties are those qualified as such in the following Paragraphs and included in the Schedules to which the individual Existing Shareholders’ Representation and Warranty expressly and specifically refers for such specific purpose.

13.4	Any event or circumstance of which the Investor has, directly or indirectly, become aware prior to the Closing Date (including, by way of example only and without limitation, what was known or knowable in the course of the due diligence activities conducted in connection with the Transaction) that has a direct impact on the truth, completeness and accuracy of the Existing Shareholders’ Representations and Warranties shall not in any way exclude or limit the indemnification obligation assumed by the Existing Shareholders pursuant to this Investment Agreement.

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13.5	The Investor hereby grants to the Existing Shareholders the representations and warranties set forth in Schedule 13.5 (Investor’s Representations and Warranties) (the “Investor’s Representations and Warranties”), which are true and correct as of the Signing Date (inclusive) and shall be true and correct as of the Closing Date.

14.	Indemnification Obligations

14.1	Indemnification Obligation of the Existing Shareholders

14.1.1	Within the limits of this Agreement, without prejudice to the limitations set forth in Paragraph 14.2 below, the Existing Shareholders (except for ACS Aircraft which shall not be subject to any Indemnification obligation provided by this Article 14) undertake to hold harmless the Investor and/or the Company, without duplication, and therefore to indemnify (the “Indemnification”):

(i)	any Losses suffered by the Company and/or the Investor that would not have occurred had the Existing Shareholders’ Representations and Warranties been true, complete and correct, as well as any Losses that have emerged and/or materialized or otherwise arisen after the Signing Date but arising from actions, transactions, facts or circumstances carried out, occurred or attributable to the period prior to the Closing Date;

(ii)	any Losses suffered by the Investor that are a consequence of the breach of any other obligation assumed by the Existing Shareholders and/or the Company pursuant to this Investment Agreement;

(iii)	any Loss suffered by the Company arising from or relating to (i) any breach, violation, non-compliance, to the data protection regulation under Regulation (EU) 2016/679 and other relevant applicable Law; (ii) the pending litigation regarding Raffaele Sansone and Mr. Giovanni D’Alessandro in relation to the transfer of a stake representing 5% (five per cent) of the Company’s share capital, for which the Founders shall be solely responsible and liable; (iii) potential passive litigation with Mr Giovanni D’Alessandro concerning amounts allegedly due from the Company for the years 2023–2025; and (iv) Qurema S.r.l.’s failure to comply with its obligation to pay the instalments of the outstanding debt owed to Dassault Systèmes S.E. and Dassault Systèmes SolidWorks Corporation under the settlement agreement entered into on July 3, 2025 (jointly, the “Special Indemnities”);

(iv)	notwithstanding the provision set forth under Paragraph 14.2.6, any Loss suffered by the Company arising from the outcome of the inspection conducted by the Italian financial police (guardia di finanza) on March, 26, 2026 (the “Tax Special Indemnity”).

14.1.2	The Parties acknowledge (and agree to the extent necessary) that (i) the indemnification rights under this Article 14 constitute an autonomous contractual remedy, which is separate and independent from, among others, the scope of application of Article 1490 et seq. of the Civil Code, and (ii) the provisions relating to ordinary statute of limitations under Article 2946 of the Civil Code shall apply.

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14.1.3	The indemnification obligation is assumed by the Existing Shareholders (except for ACS Aircraft) only until the expiration of the following final terms:

(i)	with respect to the Existing Shareholders’ Representations and Warranties contained in Paragraphs 1 (Fundamental Representations and Warranties of the Existing Shareholders), 2(i) (Employment Relationships), 2(vi) (Intellectual Properties) and 2(viii) (Tax Compliance) of Schedule 13.1 (Existing Shareholders’ Representations and Warranties), the Tax Special Indemnity and the Special Indemnities, until the 30th (thirtieth) Business Day following the expiration of the statute of limitations within which third parties and Authorities may take action in relation thereto, as provided by applicable Laws;

(ii)	with respect to the Existing Shareholders’ Representations and Warranties other than those mentioned in sub-paragraph (i) of this Paragraph 14.1.3, until the expiration of the 36th (thirty-sixth) month following the Closing Date.

14.2	Limitations on Indemnification Obligations.

14.2.1	Except as otherwise provided in this Agreement, the Existing Shareholders’ liability in relation to Indemnification shall be subject to the following limitations:

(i)	the Existing Shareholders shall not be required to make any payment until the aggregate amount of Losses exceeds the threshold of Euro 40,000.00 (forty thousand/00) (the “Basket”), it being understood that, in the event of exceeding the Basket, the Existing Shareholders shall be required to pay the entire amount of the Indemnification and not only the amount exceeding the Basket; it is also understood that the amount for which the Existing Shareholders’ liability is excluded pursuant to this Agreement shall not be taken into account for the purposes of calculating the Basket;

(ii)	the overall liability of the Existing Shareholders pursuant to Article 14 shall in any case be limited to a maximum aggregate amount equal to the 80% (eighty percent) of the Capital Increase paid by the Investor pursuant to this Investment Agreement at the time the relevant Losses occur.

14.2.2	The limitation set forth under Paragraph 14.2 shall not apply:

(a)	in cases of wilful misconduct (dolo) or gross negligence (colpa grave);

(b)	to the Existing Shareholders’ Representations and Warranties contained in Paragraphs 1 (Fundamental Representations and Warranties of the Existing Shareholders), 2(i) (Employment Relationships), 2(vi) (Intellectual Properties) and 2(viii) (Tax Compliance) of Schedule 13.1 (Existing Shareholders’ Representations and Warranties);

(c)	to the Special Indemnities;

(d)	to the Tax Special Indemnity, save as provided under Paragraph 14.2.6 below.

14.2.3	The Existing Shareholders shall not be required to indemnify the Investor pursuant to this Article 14 with respect to any potential or contingent Losses of the Company, unless and until such Losses:

(i)	have become actual and have been paid; or

(ii)	have become subject to a payment obligation, as determined by a competent Authority by order or decision, even if provisionally enforceable.

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14.2.4	In no event may the Investor claim from the Existing Shareholders the payment of Indemnification in relation to the same event assuming the breach of multiple Existing Shareholders’ Representations and Warranties, it being understood that any liability pursuant to this Article 14 shall be determined without any duplication of compensation, even if the facts giving rise to it constitute the breach of multiple Existing Shareholders’ Representations and Warranties.

14.2.5	Except as otherwise provided in this Investment Agreement, the Existing Shareholders shall not be liable pursuant to this Article 14:

(i)	for any Losses occurring as a result of any change in applicable Law (including regulatory provisions) occurring after the Signing Date, even if such change has retroactive effect;

(ii)	for the amount of any irrevocable or non-refundable payment by third parties (including insurance companies) to which the Investor is entitled in relation to the event giving rise to the indemnification obligation.

14.2.6	It is understood that any Loss relating to the Tax Special Indemnity shall be settled as follows:

(i)	first, by way of setting off against the Company’s tax credits and VAT credits, provided that such credits exist, up to an aggregate maximum amount of Euro 500,000.00 (five hundred thousand/00) (the “Tax Special Indemnity Basket”); and

(ii)	any excess shall be paid by the Founders, provided that they may request the Investor to set off, in whole or in part, the amount of such Loss against the purchase price payable by the Investor as a result of the exercise of the call option or the put option, as governed by Articles 14 and 15 of the Shareholders’ Agreement. Should the Founders not be entitled to exercise the put option, or the Investor not be entitled to exercise the call option, under the provisions set forth in the Shareholders’ Agreement at the time of such Loss, the Company shall anticipate the amount in connection with the Tax Special Indemnity and exceeding the Tax Special Indemnity Basket, and the Founders shall reimburse such amount to the Company as soon as the call option or put option has been exercised and the relevant purchase price have been paid, also by way of delegation of payment (delegazione di pagamento) to the Investor.

14.3	Indemnification Procedure

14.3.1	The Parties agree that whenever an event occurs or a circumstance emerges that may give rise, pursuant to this Article 14, to an Indemnification by the Existing Shareholders (the “Indemnifying Party”) in favour of the Investor (the “Indemnified Party”), the following provisions shall apply:

(i)	the Indemnified Party shall notify the Indemnifying Party by means of a written request (the “Indemnification Notice”);

(ii)	the Indemnification Notice (i) shall specify the basis for the Indemnification claim (the “Indemnification Claim”), (ii) shall specify whether such Indemnification Claim has been advanced by a third party against the Indemnified Party and/or, as the case may be, the Company (the “Third Party Claim”) or not, and (iii) shall indicate with reasonable detail the factual basis and, to the extent known, the legal basis on which the Indemnification Notice is given, as well as the amount presumably due by the Indemnifying Party pursuant to such Indemnification Claim, if such amount can be reasonably determined at the time of the Indemnification Notice;

29

(iii)	the Indemnifying Party may dispute in writing the Indemnification Claim within 20 (twenty) calendar days from receipt of the Indemnification Notice (the “Notice of Dispute”);

(iv)	in the event of sending a Notice of Dispute pursuant to Paragraph 14.3.1(iii) above, during the 20 (twenty) calendar days following receipt of such notice, the Indemnifying Party and the Indemnified Party shall seek to settle any differences regarding any matter contained in such notice. If, at the end of such period, a written agreement has not been reached on all disputed matters, each Party shall be entitled to submit the matter to the jurisdiction and decision of the competent Court in accordance with Article 18 (Governing Law and Jurisdiction) below;

(v)	in the event that the Indemnifying Party does not serve any Notice of Dispute pursuant to Paragraph 14.3.1(iii) above, the Indemnified Party’s claims contained in the Indemnification Notice shall be deemed fully and definitively accepted by the Existing Shareholders.

14.3.2	Without prejudice to the provisions of Paragraph 14.3.1 above, for each Third Party Claim the following provisions shall apply:

(i)	as long as the Existing Shareholders are entitled to appoint the majority of the members of the Company’s board of directors, the Third Party Claim shall be managed by the Company, according to the instructions of the Existing Shareholders, without prejudice to the Investor’s right to seek Indemnification pursuant to this Investment Agreement. In such case, the Indemnified Party shall have the right to participate and, to the maximum extent permitted by applicable Law, to join, at its own expense, through legal advisors of its choice, in the defense of any claim, action, lawsuit or proceeding, invoked or initiated, that is the subject of a Third Party Claim;

(ii)	with respect to Third Party Claims arising after the subscription and payment of the Second Tranche of the Capital Increase, such claims shall be managed by the Company, pursuant to the following provisions:

(a)	upon receipt of the Indemnification Notice pursuant to Paragraph 14.3.1(i), the Indemnifying Party shall have the right (but not the obligation) to assume the defense of the Third Party Claim by giving written notice to the Indemnified Party, provided that the Indemnifying Party has reimbursed to the Investor and/or the Company, without duplication, the amount of the Loss relating to the Third Party Claim. In such case, the Indemnified Party may participate, at its own expense, without however taking over management, through legal advisors of its choice, reasonably acceptable to the Indemnifying Party;

(b)	if the Indemnifying Party conducts the defense of the Third Party Claim, the Indemnified Party shall cooperate promptly and fully with the Indemnifying Party and with the advisors appointed by it in the preparation and management of the defense relating to the Third Party Claim;

30

(c)	if the Indemnifying Party has decided not to assume, or is not entitled to assume, the defense of the Third Party Claim, the Indemnified Party shall not settle or accept – and, if applicable, shall procure that the Company does not settle or accept – any settlement agreement in relation to the Third Party Claim, nor acquiesce in any claims, assessments, orders or provisions subject to the Third Party Claim, without the prior written consent of the Indemnifying Party, which consent shall not be unreasonably withheld or delayed. It is understood that, if the Indemnifying Party refuses to consent to a settlement agreement or acquiescence that the Indemnified Party intends to accept, then no cap or maximum limit set forth in Paragraph 14.2 shall apply in relation to such Third Party Claim and the Indemnifying Party shall cover the entire amount of the Losses arising from such claim;

(d)	if a final offer is made to the Indemnified Party and/or, if applicable, to the Company to settle a Third Party Claim, which the Indemnifying Party is willing to accept but the Indemnified Party does not intend to accept, the Indemnified Party and/or, if applicable, the Company shall be free not to accept such settlement proposal and to initiate or continue – at its own expense – the relevant litigation with the third party; however, in such case, the Indemnifying Party’s indemnification obligations shall be limited to the amount of the settlement proposal made by the third party and not accepted by the Indemnified Party, without prejudice in any event to the general exclusions and limits set forth in Paragraph 14.2.

14.3.3	Without prejudice to the provisions set forth above, as long as the majority of the board of directors is appointed by the Existing Shareholders pursuant to the Shareholders’ Agreement and the New Articles of Association, the Existing Shareholders shall promptly notify the Investor in writing of any event, fact or circumstance that may give rise to liability of the Existing Shareholders pursuant to this Investment Agreement.

14.3.4	Without prejudice to the provision under Paragraph 14.3.2(ii)(a), all payments due by way of Indemnification shall be made by the Indemnifying Party within 20 (twenty) Business Days from the occurrence of the first of the following events: (i) the expiration of the 30 (thirty) calendar day period referred to in Paragraph 14.3.1(iii), if the Indemnifying Party has not served the Notice of Dispute within such period; or (ii) the date on which the matters referred to in the Notice of Dispute have been definitively agreed in writing between the Indemnifying Party and the Indemnified Party pursuant to Paragraph 14.3.1(iv); or (iii) the date on which the relevant payment becomes due by virtue of an enforceable judicial decision, issued in accordance with Article 18 (Governing Law and Jurisdiction).

14.3.5	All payments due by the Indemnifying Party shall be made in cash.

14.3.6	In the event of breach of the Investor’s Representations and Warranties, Paragraph 14.3 shall apply mutatis mutandis.

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SECTION VIII - Miscellaneous Provisions

15.	Power of Attorney

15.1	Each Existing Shareholders hereby:

(i)	grants to each Founder, on a several basis, a proxy to vote – in its own name and on its own behalf – in favour of any resolutions to be adopted by the shareholders’ meeting contemplated under this Agreement, including the resolutions under Paragraph 10.2 and the action under Paragraph 10.3 above;

(ii)	undertakes to indemnify and hold harmless the Founders from any cost, expense, damage or liability in which they may incur in connection hereof.

16.	Miscellaneous Provisions

16.1	Entire Agreement. This Agreement and its Schedules constitute, in their entirety, the full expression of all understandings and agreements reached between the Parties regarding its subject matter.

16.2	Amendments. Any amendment or supplement to this Agreement or to any of its Schedules shall not be valid and binding unless made in writing and signed by all Parties.

16.3	Waiver. Any tolerance by a Party of conduct by other Parties carried out in violation of the provisions contained in this Agreement shall not constitute a waiver, present or future, of the rights arising from the violated provisions, nor of the right to demand strict compliance with all terms provided herein. The rights, remedies, powers and discretions provided for in this Agreement may be supplemented with any right, remedy, power and discretion provided for by Applicable Laws.

16.4	No Assignment. No Party may assign this Agreement, either in whole or in part, nor any of the rights or obligations arising therefrom, without the prior written consent of the other Party.

16.5	Severability. Any invalidity or ineffectiveness of one or more provisions of this Agreement shall not cause the invalidity or ineffectiveness of the other provisions of this Agreement. The invalid or ineffective provisions shall be replaced in such a way as to maintain as much as possible the synallagmatic relationship and the economic content of this Agreement and to achieve to the greatest extent possible the original contractual intentions of the Parties.

16.6	Confidentiality. Without prejudice to Applicable Laws, no Party may release or publish any announcement, communication, advertising statement or similar relating to the execution or performance of this Agreement without the prior written consent of the other Parties, it being understood that the aforesaid restrictions shall not apply to announcements, communications or written statements the making of which is mandatory for any Party pursuant to Applicable Laws or regulations issued by any governmental or stock exchange Authority. It is, however, understood that the Party required to make such communications or statements shall, to the extent permitted by Applicable Laws and to the extent reasonably practicable, consult with the other Parties regarding the content and timing of the relevant disclosure, before it takes place.

16.7	Costs and Expenses. Each Party shall bear its own costs and expenses arising from or connected with the negotiation, execution and performance of this Agreement. All expenses, notarial fees, taxes and duties relating to the Capital Increase shall be borne by the Company.

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16.8	Execution of the Agreement. The Parties agree that this Agreement may be executed by handwritten signature and/or electronic signature. The reference to electronic signature includes qualified electronic signature, advanced electronic signature, digital signature and simple electronic signature, in accordance with applicable provisions, including, in particular, the eIDAS Regulation, the Digital Administration Code and the related implementing rules. For the purposes of Article 20, paragraph 1-bis, of the Digital Administration Code, the Parties agree that simple electronic signature shall be sufficient for this Agreement to be validly executed in writing.

17.	Notices

17.1	Except as otherwise provided in this Agreement, any notice required or permitted by the provisions of this Agreement shall be made in writing and sent by registered mail with return receipt requested, or by certified e-mail (PEC), or by ordinary e-mail, and shall be deemed effectively and validly made upon receipt, provided that it is addressed as follows:

(i)	in the case of notice sent by certified e-mail, at the time of receipt by the sender of the delivery receipt;

(ii)	in the case of notice sent by ordinary e-mail, at the time the notice is actually received by the recipient;

(iii)	in the case of notice sent by registered mail with return receipt requested, on the date indicated on the return receipt;

it being understood that, in the case of sending by certified or ordinary e-mail, if the transmission takes place after 6:00 p.m. (local time of the recipient) on a Business Day (or on a day other than a Business Day), the notice shall be deemed received on the following Business Day. For the purposes of this Article 17 (Notices), the addresses of the Parties are set forth below:

(a)	if to the Existing Shareholders:

Via Gambardella n. 116

80058 – Torre Annunziata (NA)

To the attention of Antonio Caraviello

via PEC to the following address: [***]

Sansone S.r.l.

Via Panoramica n. 14

80041 – Boscoreale (NA)

To the attention of Raffaele Sansone

via PEC to the following address: [***]

33

ACS Aircraft Solutions S.r.l.

via Giosuè Carducci no. 4

00187 – Rome

Italy

To the attention of: Danilo Oreste Broggi

via certified e-mail (PEC) at the following address: [***]

Domenico Borrelli

[***]

via E-mail at the following address: [***]

(b)	if to the Investor:

Genenta Science S.p.A.

via dell’Annunciata no. 31,

20121 – Milan

Italy

To the attention of the chairman of the board of directors Mr. Pierluigi Paracchi via certified e-mail (PEC) at the following address: [***]

(c)	if to the Company:

Sophia High Tech S.r.l.

via Aniello Palumbo no. 120

80014 – Giugliano in Campania (NA)

Italy

To the attention of the Chairman of the Board of Directors

via certified e-mail (PEC) at the following address: [***]

18.	Governing Law and Jurisdiction

18.1	This Agreement shall be governed in all respects – including validity, interpretation and effects – by the laws of the Republic of Italy, without giving effect to its principles or rules of conflict of laws.

18.2	Any dispute arising from or in connection with this Agreement shall be submitted to the exclusive jurisdiction of the Court of Milan (Italy).

34

Schedule 1.2(a)

(Business Plan)

Schedule 1.2(b)

(EBITDA Definition)

A)	Value of production
B6)	Costs for raw materials, ancillary materials, consumables, and goods
B7)	Costs for services
B8)	Costs for the use of third-party assets
B9)	Personnel costs
B11)	Changes in inventories of raw materials

Note: the labels A), B6), B7), B8), B9) and B11) refer to the Italian statutory financial statement format.

Schedule 2.1(ii)

(New Articles of Association)

Schedule 2.1(v)

(Shareholders’ Agreement)

SHAREHOLDERS’ AGREEMENT

in relation to

Sophia High Tech S.r.l.

by and among

Genenta Science S.p.A.

as the Investor

and

Caraviello S.r.l.

Sansone S.r.l.

ACS Aircraft Solutions S.r.l.

Domenico Borrelli

as Existing Shareholders

and

Antonio Caraviello

Raffaele Sansone

as Indirect Shareholders

1

TABLE OF CONTENTS

SECTION I – General Provision		6

1.	Recital, interpretation and definitions	6

SECTION II – Share capital		12

2.	Company’s Share capital	12

SECTION III – Corporate Governance of the First Governance Period		13

3.	Shareholders’ meeting First Governance Period	13
4.	Board of directors First Governance Period	14
5.	Meeting and resolution of the board of directors during the First Governance Period	15
6.	Supervisory Body and Statutory Auditor First Governance Period	16

SECTION IV – Corporate Governance of the Second Governance Period		16

7.	Shareholders’ meeting Second Governance Period	16
8.	Board of directors Second Governance Period	18
9.	Meeting and resolution of the board of directors during the Second Governance Period	18
10.	Supervisory Body and Statutory Auditor Second Governance Period	18

SECTION V – Common provisions on Corporate Governance		18

11.	Common provisions on board of directors	18
12.	Approval of the Articles of Association Second Governance Period	19

SECTION VI – Transfer regime of Quotas and option rights		20

13.	Transfer of quotas	20
14.	Put option	20
15.	Call option	23
16.	Indirect right of first offer on Antonio Caraviello’s and Raffaele Sansone’s quotas	24

SECTION VII – Non-compete and non-solicit		25

17.	Non-compete and non-solicit undertakings	25

SECTION VIII – Distribution of profits		26

18.	Distribution of dividends	26

SECTION IX – General Provisions		28

19.	Duration	28
20.	Miscellaneous	28
21.	Notices	30
22.	Governing Law and Jurisdiction	31

2

To:

Genenta Science S.p.A.

via dell’Annunciata no. 31

20121 – Milan

Italy

For the attention of the chairman of the board of directors Mr. Pierluigi Paracchi via certified e-mail (PEC) at the following address [***]

Milan, [●] 2026

RE: Project Sophia – Shareholders’ agreement in relation to Sophia High Tech S.r.l.; acceptance.

Dear Sirs,

We refer to Your proposal in relation to the shareholders’ agreement set forth below, which we hereby accept in its entirety and unconditionally.

***

“To:

Sophia High Tech S.r.l.

via Aniello Palumbo no. 120

80014 – Giugliano in Campania (NA)

Italy

To the attention of the sole director Mr. Antonio Caraviello via certified e-mail (PEC) at the following address: [***]

Caraviello S.r.l.

Via Gambardella n. 116

80058 – Torre Annunziata (NA)

Italy

To the attention of the sole director Mr. Antonio Caraviello via PEC to the following address: [***]

Sansone S.r.l.

Via Panoramica n. 14

80041 – Boscoreale (NA)

Italy

To the attention of the sole director Mr. Raffaele Sansone

via PEC to the following address: [***]

3

ACS Aircraft Solutions S.r.l.

via Giosuè Carducci no. 4

00187 – Rome

Italy

To the attention of the Chairman of the Board of Directors Danilo Oreste Broggi

via certified e-mail (PEC) at the following address: [***]

Antonio Caraviello

[***]

via E-mail at the following address: [***]

Raffaele Sansone

[***]

via E-mail at the following address: [***]

Domenico Borrelli

[***]

via E-mail at the following address: [***]

Milan, [●] 2026

RE: Project Sophia – Shareholders’ agreement in relation to Sophia High Tech S.r.l.; proposal.

Dear Sirs,

further to our previous discussions, we hereby set out our proposal of shareholders’ agreement in relation to Sophia High Tech S.r.l..

We kindly ask You to confirm that the following correctly reflects the terms of the agreements reached, by reproducing our proposal on a separate document, duly signed by a duly authorized signatory.

* * *

4

SHAREHOLDERS’ AGREEMENT

This shareholders’ agreement (the “Shareholders’ Agreement”) is entered into as of [●], 2026 (the “Signing Date”),

by and among

1.	Genenta Science S.p.A., an Italian joint stock company with registered office in Milan (Italy), via dell’Annunciata no. 31, tax code and registration number with the Companies’ Register of Milan, Monza-Brianza and Lodi n. 08738490963, represented by the chairman of the board of directors Mr. Pierluigi Paracchi (“GNT” or the “Investor”);

- on one side -

and

2.	Sophia High Tech S.r.l., an Italian limited liability company with registered office in Giugliano in Campania (NA), via Aniello Palumbo no. 120, tax code and registration number with the Companies’ Register of Naples n. 07547751219, represented by the sole director Mr. Antonio Caraviello (“Sophia High Tech” or the “Company”);

3.	Caraviello S.r.l., an Italian limited liability company with registered office at Via Gambardella n. 116, Torre Annunziata (NA), tax code and registration number with the Companies’ Register of Napoli no. 10891301219, represented by the sole director Mr. Antonio Caraviello (“Caraviello”);

4.	Sansone S.r.l., an Italian limited liability company with registered office at Via Panoramica no. 14, Boscoreale (NA), Italy, tax code and registration number with the Companies’ Register of Napoli no. 10891291212, represented by the sole director Mr. Raffaele Sansone (“Sansone” and, jointly with Caraviello, the “Founders”);

5.	ACS Aircraft Solutions S.r.l., an Italian limited liability company with registered office in Rome, via Giosuè Carducci no. 4, tax code and registration number with the Companies’ Register of Rome n. 14525531001, represented by the chairman of the board of directors Mr. Danilo Oreste Broggi (“ACS Aircraft”);

6.	Domenico Borrelli, [***] (“Domenico Borrelli” and, together with the Founders and ACS Aircraft, the “Existing Shareholders”);

and

7.	Antonio Caraviello, [***] (“Antonio Caraviello”);

8.	Raffaele Sansone, [***] (“Raffaele Sansone” and, together with Antonio Caraviello, the “Indirect Shareholders”);

- on the other side -

(the Investor, the Company, the Existing Shareholders and the Indirect Shareholders are hereinafter referred to as the “Parties” and each a “Party”).

WHEREAS

A.	Sophia High Tech is a company operating in the aerospace and defense sector, focused on the design, development and production of metal alloy parts through additive manufacturing and CNC (Computer Numerical Control) machining (the “Activity”).

B.	On [●], 2026, the Investor, the Existing Shareholders and the Company entered into a share purchase and investment agreement (the “Share Purchase and Investment Agreement”) governing the acquisition and investment transaction in the Company’s share capital by the Investor (the “Transaction”), and, specifically:

(i)	the purchase by GNT of a stake having an aggregate nominal value of Euro [***], corresponding to [***] of the share capital of the Company (the “Sale and Purchase of Quotas”); and

5

(ii)	a capital increase in the Company’s share capital to be resolved on the Signing Date and executed in 2 (two) tranches:

(a)	the first tranche enabling the Investor to an interest representing [***] of the Company’s share capital, as further described in Recital C (the “First Tranche of the Capital Increase”); and

(b)	the second tranche, subject to the occurrence of certain conditions set forth in the Share Purchase and Investment Agreement, enabling the Investor to acquire an interest representing an additional [***] of the Company’s share capital (the “Second Tranche of the Capital Increase”).

C.	Following the execution of the Sale and Purchase of Quotas and the subscription and payment of the First Tranche of the Capital Increase, on the date hereof, the Company’s share capital amounts to Euro [***], divided into no. [***] quotas, held as follows:

(i)	Caraviello holds no. [***] Class A Quota (as defined below), representing [***] of the Company’s share capital;

(ii)	Sansone holds no. [***] Class A Quotas (as defined below), representing [***] of the Company’s share capital;

(iii)	ACS Aircraft holds no. [***] Class A Quotas (as defined below), representing [***] of the Company’s share capital;

(iv)	Domenico Borrelli holds no. [***] Class A Quotas (as defined below), representing 3 [***] of the Company’s share capital;

(v)	GNT holds no. [***] (as defined below), representing 19.9% (nineteen point nine percent) of the Company’s share capital.

D.	By executing this Shareholders’ Agreement, the Parties intend to provide for, inter alia, (i) the governance, the transfer regime of the share capital of the Company and the profit sharing rules (ii) the non-compete and non-solicit commitments of the Existing Shareholders and (iii) the Put Option Right, as regulated under the following Paragraphs.

SECTION I – General Provision

1.	Recital, interpretation and definitions

1.1	Recitals and Annexes

1.1.1	The above recitals (“Recitals”) and the Annexes (“Annexes”) to this Shareholders’ Agreement constitute an integral and essential part of the Shareholders’ Agreement and are of a binding nature on and among the Parties.

1.1.2	The following Annexes are attached to this Shareholders’ Agreement:

Annex 1.2(a) (EBITDA Definition)

Annex 1.2(b) (New Articles of Association)

Annex 11.5 (CEO Powers)

Annex 12.1 (Articles of Association Second Governance Period)

Annex 18.2 (Revenues calculation)

6

1.2	Definitions

In addition to the other terms defined elsewhere in this Shareholders’ Agreement, capitalized terms listed in this Paragraph 1.2 (Definitions) shall have the meaning attributed to them herein below:

“ACS Aircraft”	means ACS Aircraft Solutions S.r.l., as better identified in the preamble.

“Activity”	shall have the meaning set forth in Recital A.

“Antonio Caraviello”	means Mr. Antonio Caraviello, as better identified in the Preamble.

“Applicable Law”	means any applicable supra-national, national, federal, state, municipal or local statute, law, decree, regulation, rule or code of any applicable jurisdiction (including any judicial or administrative interpretation thereof).

“Articles of Association Second Governance Period”	shall have the meaning set forth in Paragraph 12.1.

“Auditor Determination”	shall have the meaning set forth in Paragraph 14.6(iii)d.

“Auditor Notice”	shall have the meaning set forth in Paragraph 14.6(ii).

“Board Significant Matters First Governance Period”	shall have the meaning set forth in Paragraph 5.2.

“Board Significant Matters”	shall have the meaning set forth in Paragraph 5.2.

“Business Days”	means any calendar day other than Saturdays and Sundays in which the banks are normally open for commercial activities in Milan.

“Call Option Consideration”	shall have the meaning set forth in Paragraph 15.2.

“Call Option Exercise Period”	shall have the meaning set forth in Paragraph 15.2.

“Call Option Notice”	shall have the meaning set forth in Paragraph 15.3.

“Call Option Right”	shall have the meaning set forth in Paragraph 15.1.

“Call Option Right EBITDA Floor”	shall have the meaning set forth in Paragraph 15.1.

7

“Caraviello”	means Caraviello S.r.l., as better identified in the preamble.

“CEO”	shall have the meaning set forth in Paragraph 11.5.

“Civil Code”	means the Italian civil code (codice civile) issued by Royal Decree No. 262 of 16 March 1942, as subsequently amended and supplemented.

“Class A Directors First Governance Period”	shall have the meaning set forth in Paragraph 4.1(a).

“Class A Directors Second Governance Period”	shall have the meaning set forth in Paragraph 8.1(i).

“Class A Directors”	shall have the meaning set forth in Paragraph 8.1(i).

“Class A Quotas”	shall have the meaning set forth in Paragraph 2.1(i).

“Class A Shareholders”	shall have the meaning set forth in Paragraph 2.1(i)

“Class B Directors First Governance Period”	shall have the meaning set forth in Paragraph 4.1(b)

“Class B Directors Second Governance Period”	shall have the meaning set forth in Paragraph 8.1(ii).

“Class B Directors”	shall have the meaning set forth in Paragraph 8.1(ii).

“Class B Quotas”	shall have the meaning set forth in Paragraph 2.1(ii).

“Class B Shareholders”	shall have the meaning set forth in Paragraph 2.1(ii)

“Cure Period”	shall have the meaning set forth in Paragraph 19.7.

“Daily Penalty”	shall have the meaning set forth in Paragraph 19.6.

“Deed of Adherence”	shall have the meaning set forth in Paragraph 14.4.

“Disputed Items”	shall have the meaning set forth in Paragraph 14.4.

“Domenico Borrelli”	means Mr. Domenico Borrelli, as better identified in the preamble.

“EBITDA”	shall have the meaning set forth in Annex 1.2(a) (EBITDA Definition).

“Existing Shareholders”	means Domenico Borrelli, the Founders and ACS Aircraft, as better identified in the Preamble.

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“Expiry Date”	shall have the meaning set forth in Paragraph 19.1.

“First Governance Period”	shall have the meaning set forth in Paragraph 3.2.

“First Tranche of the Capital Increase”	shall have the meaning set forth in Recital B(ii)(a).

“Founders”	means Caraviello and Sansone.

“GNT” or the “Investor”	means Genenta Science S.p.A., as better identified in the Preamble.

“Independent Auditor”	means (i) an independent auditing firm of international standing, that did not enter into professional or business relationships with one of the Parties in the previous 3 (three) years and that is not in a conflict of interest with any of the Parties, jointly selected by the Investor, the Existing Shareholders and the Company, as the case may be, or, in the event of any failure to do so by the above-indicated Parties within 10 (ten) Business Days of the initial proposal made by any such Party to the other Party/ies, (ii) an independent auditing firm of international standing to be designated by the President of the Court of Milan (Presidente del Tribunale di Milano), upon request of one of the Parties also in the interest of the others, such designation being definitive and binding upon the Parties.

“Indirect ROFO”	shall have the meaning set forth in Paragraph 16.2.

“Indirect ROFO Acceptance Deadline”	shall have the meaning set forth in Paragraph 16.5.

“Indirect ROFO Acceptance Notice”	shall have the meaning set forth in Paragraph 16.5.

“Indirect ROFO Exercise Notice”	shall have the meaning set forth in Paragraph 16.4.

“Indirect ROFO Notice”	shall have the meaning set forth in Paragraph 16.3.

“Indirect ROFO Price”	shall have the meaning set forth in Paragraph 16.4.

“Indirect ROFO Quotas”	shall have the meaning set forth in Paragraph 16.2.

“Indirect Shareholders”	means, jointly, Antonio Caraviello and Raffaele Sansone.

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“Lock-up”	shall have the meaning set forth in Paragraph 13.1.

“New Articles of Association”	means the new articles of association of the Company approved on the Signing Date by the Company’s shareholders’ meeting, in a form substantially in line with the text set forth under Annex 1.2(b) (New Articles of Association).

“Non-Compete and Non-Solicit Undertakings”	shall have the meaning set forth in Paragraph 17.1.

“Notary”	means the notary public in Milan, appointed by the Investor.

“Objection Notice”	shall have the meaning set forth in Paragraph 14.4.

“Party”	shall have the meaning set forth in the Preamble.

“Put Option Consideration”	shall have the meaning set forth in Paragraph 14.2.

“Put Option Exercise Period”	shall have the meaning set forth in Paragraph 14.2.

“Put Option Notice”	shall have the meaning set forth in Paragraph 14.3.

“Put Option Right”	shall have the meaning set forth in Paragraph 14.1.

“Put Option”	shall have the meaning set forth in Paragraph 14.1.

“Quotas”	means all the quotas representing the Company’s share capital, from time to time.

“Raffaele Sansone”	means Mr. Raffaele Sansone, as better identified in the Preamble.

“Related Party” or “Related Parties”	has the meaning set forth in the accounting principle IAS No. 24 (Related Party Disclosures).

“Sansone”	means Sansone S.r.l., as better identified in the preamble.

“Second Governance Period”	shall have the meaning set forth in Paragraph 7.2.

“Second Tranche of the Capital Increase”	shall have the meaning set forth in Recital B(ii)(b).

“Selling Shareholder”	shall have the meaning set forth in Paragraph 7.2.

“Share Purchase and Investment Agreement”	shall have the meaning set forth in Recital B.

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“Shareholders’ Agreement”	means the present agreement.

“Shareholders’ Meeting Reserved Matters First Governance Period”	shall have the meaning set forth in Paragraph 3.2.

“Shareholders’ Meeting Reserved Matters Second Governance Period”	shall have the meaning set forth in Paragraph 7.2.

“Signing Date”	shall have the meaning set forth in the Preamble.

“Sophia High Tech” or the “Company”	means Sophia High Tech S.r.l., as better identified in the Preamble.

“Transaction”	shall have the meaning set forth in Recital B.

“Transfer”	means any inter vivos direct or indirect, sale, assignment, transfer, gift or other act of disposal, such as the transfer to a trustee in accordance with the Convention of The Hague of July 1st, 1985, in any form whatsoever (other than as specified herein), with or without consideration, of the legal or beneficial ownership of any shares, including, by way of example, creating or permitting to subsist any pledge, usufruct and other encumbrance, contribution, barter (permuta), merger, de-merger, winding-up, transfer of going concern, or any other transaction or series of transactions (including Transfer of Control over the entity owing shares of the relevant company) causing a transfer or acquisition, to any extent, including on a temporary basis, of the legal or beneficial ownership (including, but not limited to, voting and dividend rights) of any shares, but excluding, for the avoidance of doubt, any transfer by reason of death (mortis causa); the terms “Transferee”, “Transferor”, “Transferring” and “to Transfer” shall be construed accordingly.

1.3	Interpretation

1.3.1	Headings. The headings and titles of the Articles and Paragraphs are for ease of reference only and shall not affect the interpretation and construction of this Shareholders’ Agreement. Unless the context expressly requires otherwise, all references in this Shareholders’ Agreement to any “Article” and/or any “Paragraph” and/or any “Letter” are to the corresponding article and/or paragraph and/or letter, respectively, of the Shareholders’ Agreement.

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1.3.2	Italian and English terms. Where an Italian term or expression has been added in parentheses after an English term or expression in this Shareholders’ Agreement, the Italian term shall be conclusive in interpreting the relevant English term whenever such term is used in this Shareholders’ Agreement. Subject to the aforesaid, references to any Italian legal term or concept in parentheses after an English term or expression in this Shareholders’ Agreement shall, in respect of any jurisdiction other than Italy, be construed as references to the term or concept which most nearly corresponds to it in that jurisdiction.

1.3.3	General clarification. Except where the context requires otherwise, words denoting the singular include the plural and vice versa; words denoting any gender include all genders. The word “including” or any variation thereof means “including, without limitation” and shall not be construed to limit any general statement to the specific or similar items or matters immediately following it.

1.3.4	Definition of “control”. The words “control”, “controlled”, “controlling”, or any expression of similar import, as well as the verb “to control” (infinitive and conjugated forms), shall be construed in accordance with Article 2359, para. 1, no. 1) and 2), of the Civil Code.

1.3.5	Obligation to “procure”. The expressions including “cause” or “procure”, or equivalent words used in this Shareholders’ Agreement shall imply a promise of the fact of the third party (“promessa del fatto del terzo”) pursuant to Article 1381 of the Italian Civil Code.

SECTION II – Share capital

2.	Company’s Share capital

2.1	As of the Signing Date, the Company’s share capital will be divided into classes of quotas as follows:

(i)	class “A” quotas which will be held by the Existing Shareholders, entrusted with full voting and economic rights and, in addition to the special rights attached to them in accordance with the provisions set forth in the New Articles of Association, or the Articles of Association Second Governance Period, as the case may be, with the following rights:

(a)	the right to appoint the majority of the board of directors’ member during the First Governance Period (as defined below) pursuant to Paragraph 4.1;

(b)	the right to appoint no. 2 (two) statutory auditors and no. 1 (one) alternate auditor during the First Governance Period, pursuant to Paragraph 6.4;

(c)	the veto right regarding the Shareholders’ Meeting Reserved Matters Second Governance Period (as defined below), pursuant to Paragraph 7.2; and

(d)	the right to appoint the minority of the Board of Directors’ members during the Second Governance Period (as defined below) pursuant to Paragraph 8.1;

(e)	the right to appoint no. 1 (one) statutory auditor and no. 1 (one) alternate auditor during the Second Governance Period, pursuant to Paragraph 10.2; and

(f)	the Put Option Right pursuant to Paragraph 14.1 below;

(“Class A Quotas” and, the Shareholders holding Class A Quotas, the “Class A Shareholders”).

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(ii)	class “B” quotas which will be held by the Investor, entrusted with full voting and economic rights and, in addition to the special rights attached to them in accordance with the provisions set forth in the New Articles of Association, or the Articles of Association Second Governance Period, as the case may be, with the following rights:

(a)	the veto right regarding the Shareholders’ Meeting Reserved Matters First Governance Period (as defined below), pursuant to Paragraph 3.2 below;

(b)	the right to appoint the minority of the Board of Directors’ members during the First Governance Period (as defined below), pursuant to Paragraph 4.1 below;

(c)	the veto right concerning the Board Significant Matters First Governance Period (as defined below), pursuant to Paragraph 5.2 below;

(d)	the right to appoint no. 1 (one) statutory auditor and no. 1 (one) alternate auditor during the First Governance Period, pursuant to Paragraph 6.4;

(e)	the right to appoint the majority of the Board of Directors’ members during the Second Governance Period (as defined below) pursuant to Paragraph 8.1 below;

(f)	the veto right concerning the Board Significant Matters Second Governance Period (as defined below) pursuant to Paragraph 9.2;

(g)	the right to appoint no. 2 (two) statutory auditors and no. 1 (one) alternate auditor during the Second Governance Period, pursuant to Paragraph 10.2;

(h)	the Call Option Right pursuant to Paragraph 15.1 below.

SECTION III – Corporate Governance of the First Governance Period

3.	Shareholders’ meeting First Governance Period

3.1	The shareholders’ meeting of the Company shall be validly called, and its resolutions shall be validly approved, respectively, with the presence and favourable vote of the majority of the share capital, in compliance with the provisions of the New Articles of Association, save for the matters listed under Paragraph 3.2 below.

3.2	Starting from the Signing Date and until the date in which the Investor has subscribed and paid in the Second Tranche of the Capital Increase (the “First Governance Period”), the following matters shall be approved by the shareholders’ meeting with the favorable vote of the majority of the share capital, which shall include the Investor (“Shareholders’ Meeting Reserved Matters First Governance Period”):

(a)	the approval of the financial statements of the Company;

(b)	any amendments to the New Articles of Association;

(c)	any capital increase, any reduction of the share capital, any issuance of new classes of quotas and any other securities, including instruments convertible or exchangeable for equity securities, including share capital increases or reduction of the corporate share to be resolved pursuant to Articles 2482-bis and 2482-ter of the Civil Code as well as any transaction or series of transactions (including intra-group or with Related Parties) that may have the effect, whether direct or indirect, of diluting Class B Shareholders’ ownership or voting rights, regardless of the legal form adopted;

(d)	any extraordinary transactions such as mergers, demergers, transformations, spin-offs transactions, acquisitions, sales, or contributions of the Company or of the Company’s business (cessione di Azienda), which are submitted to the approval of the shareholders’ meeting;

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(e)	any resolution concerning the remuneration of the board of directors;

(f)	the dissolution and liquidation of the Company, the revocation of the liquidation status, the appointment or removal of the liquidators and the determination of their remuneration;

(g)	restructuring agreements, recovery plans, transfer of assets to creditors, or other agreements or transactions aimed at restructuring the Company’s indebtedness;

(h)	any resolution concerning insolvency procedure of the Company;

(i)	the issuance of debt securities, equity-linked financial instruments, warrants, financial bills, or other financial instruments by the Company that are convertible into shares of any class;

(j)	the introduction, removal or amendment of restrictions on the transferability of the Quotas;

(k)	the distribution of profits, dividends, and/or reserves to the Shareholders or holders of any type of participating financial instruments issued by the Company;

(l)	any resolution on other matters constituting Board Significant Matters First Governance Period that are submitted to the approval of the shareholders’ meeting for any reason.

4.	Board of directors First Governance Period

4.1	During the First Governance Period, the Company shall be managed by a board of directors composed of 5 (five) directors, to hold office for a term of 3 (three) fiscal years from their appointment and, without prejudice to the provisions set forth under the New Articles of Association, to be designated and appointed as follows:

(a)	Class A Shareholders shall designate 3 (three) directors (the “Class A Directors First Governance Period”), from whom the CEO of the Company will be appointed;

(b)	Class B Shareholders shall designate 2 (two) directors (the “Class B Directors First Governance Period”).

4.2	As of the Signing Date, the Parties will appoint the following directors:

(i)	Class A Directors First Governance Period will be:

–	Antonio Caraviello;

–	Raffaele Sansone; and

–	Domenico Borrelli;

(ii)	Class B Directors First Governance Period will be:

–	Pierluigi Paracchi, [***]; and

–	Gianfranco De Nigris, [***].

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5.	Meeting and resolution of the board of directors during the First Governance Period

5.1	A board of directors’ meeting shall be validly called, and its resolutions shall be validly approved, respectively with the presence and favorable vote of the majority of the directors, save for the matters listed under Paragraph 5.2 below.

5.2	During the First Governance Period, unless otherwise provided by the shareholders’ meeting with the favorable consent of the Investor, the following matters cannot be delegated by the board of directors to any director and/or committee pursuant to Article 2381 of the Civil Code, and must be approved with the majority of the directors in office, including the favorable vote of at least 1 (one) of the 2 (two) Class B Directors First Governance Period (“Board Significant Matters First Governance Period”):

(i)	the approval of the Company’s draft financial statements;

(ii)	the approval, amendment or modification of the business plan and the budget of the Company;

(iii)	approval of resolutions concerning – or, in any event, relating to – the execution, amendment or termination of any transaction in conflict of interest or with Related Parties, as well as any agreement, contract, binding commitment or legal transaction between the Company and a Related Party thereof;

(iv)	purchase and/or sale and/or other acts of disposal of trademarks, patents and intellectual and industrial property rights;

(v)	approval of the allocation of the compensation to the directors;

(vi)	granting of guarantees in favor of third parties, including the shareholders of the Company and/or its Related Parties;

(vii)	the granting of delegated powers to specific directors and the revocation thereof, with the exception of the management powers granted to the chief executive officer pursuant to Annex 11.5 (CEO Powers);

(viii)	assumption of any indebtedness (including, by way of example, loans, shareholders’ loans, credit facility, debt instruments or other debt-like securities) for an amount in aggregate of Euro 500,000.00 (five hundred thousand/00) per year, it remaining agreed that within a reasonable timing ahead of the relevant meeting the Existing Shareholders shall provide the Investor with a specific reporting on the status of the Company’s gross indebtedness (including the cash position);

(ix)	proposal regarding the voluntary liquidation of the Company, as well as the dissolution or winding-up of the Company;

(x)	proposal regarding any mergers, demergers, transformations, spin-offs transactions, acquisitions, sales, or contributions of Company’s business of going concern;

(xi)	hiring of executives, managers and/or employees with an individual annual gross salary exceeding Euro 100,000.00 (one hundred thousand/00);

(xii)	the determination of the remuneration of the key managers (provided that the remuneration of Antonio Caraviello, Raffaele Sansone and Domenico Borrelli shall be in line with the terms discussed by the Parties pursuant to the Investment Agreement);

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(xiii)	transactions involving derivative instruments;

(xiv)	approval of incentive plans, in any form adopted, reserved for employees (dipendenti), consultants (consulenti), collaborators (collaboratori) and directors (amministratori);

(xv)	the identification and designation of the beneficiaries of the incentive plans, in any form adopted;

(xvi)	appointment, removal or material change to the terms of engagement of any external advisor, consultant or professional with fees exceeding Euro 50,000.00 (fifty thousand/00) per year;

(xvii)	execution of any type of agreement having a value exceeding: (a) Euro 250,000.00 (two hundred fifty thousand/00) with suppliers; (b) Euro 1,000,000.00 (one million/00) with customers; or (c) Euro 1,000,000.00 (one million/00) for the purchase of machinery;

(xviii)	any proposal to the shareholders’ meeting regarding any of the Shareholders’ Meeting Reserved Matters First Governance Period, as well as any board resolution implementing such matters.

6.	Supervisory Body and Statutory Auditor First Governance Period

6.1	Following the approval of the financial statement 2025, the Company will appoint an auditing firm (società di revisione), jointly selected by the Existing Shareholders and the Investor.

6.2	Notwithstanding the above, should the Company appoint a controlling body during the First Governance Period the Company (the form of which shall be determined with the Investor’s prior approval), the following provisions shall apply.

6.3	In case of the appointment of a sole statutory auditor, the latter shall be jointly designated by the Investor and the Existing Shareholders. In the event that the Parties fail to reach an agreement on the designation within 20 (twenty) Business Days from the first written request made by one Party to the others, the appointment shall be made by the President of the Court of Milan, upon request of the most diligent Party, and such designation shall be final and binding upon all Parties.

6.4	In case of the appointment of a board of statutory auditors, the latter will be composed of 3 (three) statutory auditors and 2 (two) alternate auditors, as follows:

(a)	the Existing Shareholders shall be entitled to appoint no. 2 (two) statutory auditors and no. 1 (one) alternate auditor;

(b)	the Investor shall be entitled to designate no. 1 (one) statutory auditor, which will be appointed as chairman, and no. 1 (one) alternate auditor.

6.5	It is understood that the remuneration of the auditing firm shall not exceeding Euro 15,000.00 (fifteen thousand/00) gross per year.

SECTION IV – Corporate Governance of the Second Governance Period

7.	Shareholders’ meeting Second Governance Period

7.1	The shareholders’ meeting of the Company shall be validly called, and its resolutions shall be validly approved, respectively, with the presence and favorable vote of the majority of the share capital, in compliance with the provisions of the Articles of Association Second Governance Period (as defined below), save for the matters listed under Paragraph 7.2 below.

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7.2	Starting from the date in which the Investor has subscribed and paid in the Second Tranche of the Capital Increase (the “Second Governance Period”), the following matters shall be approved by the shareholders’ meeting with the favorable vote of the majority of the share capital, which shall include the majority of the Class A Quotas (“Shareholders’ Meeting Reserved Matters Second Governance Period”):

(a)	any amendment of the corporate purpose of the Company that would result in the Company ceasing to operate in the aerospace and defense sector;

(b)	any amendments to the Articles of Association Second Governance Period (as defined below);

(c)	any capital increase, any reduction of the share capital, any issuance of new classes of quotas and any other securities, including instruments convertible or exchangeable for equity securities resolved at a valuation less than the post-money valuation determined with reference to the Second Tranche of the Capital Increase, save for the share capital increases or reduction of the corporate share to be resolved pursuant to Articles 2482-bis and 2482-ter of the Civil Code or capital increases approved for employee, collaborator, and director incentive plans;

(d)	any extraordinary transactions such as mergers, demergers, transformations, spin-offs transactions, acquisitions, sales, or contributions of the Company’s business (cessione di azienda), which are submitted to the approval of the shareholders’ meeting;

(e)	any resolution concerning the remuneration of the board of directors;

(f)	any transaction involving a Related Party of the Investor at less than arm’s length value;

(g)	the dissolution and liquidation of the Company, the revocation of the liquidation status, the appointment or removal of the liquidators, and the determination of their remuneration;

(h)	any resolution concerning voluntary insolvency procedure of the Company;

(i)	the introduction, removal or amendment of restrictions on the transferability of the Quotas;

(j)	the distribution of profits, dividends, and/or reserves to the Shareholders or holders of any type of participating financial instruments issued by the Company;

(k)	any replacement of the Company’s trademarks;

(l)	the issuance of debt securities, equity-linked financial instruments, warrants, financial bills, or other financial instruments by the Company, to the extent that such instruments are convertible into shares;

(m)	any resolution on other matters constituting Board Significant Matters Second Governance Period that are submitted to the approval of the shareholders’ meeting for any reason.

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8.	Board of directors Second Governance Period

8.1	During the Second Governance Period, the Company shall be managed by a board of directors composed of 5 (five) directors, to hold office for a term of 3 (three) fiscal years from their appointment and, without prejudice to the provisions set forth under the Articles of Association Second Governance Period (as defined below), to be designated and appointed as follows:

(i)	Class A Shareholders shall be entitled to designate 2 (two) directors (the “Class A Directors Second Governance Period” and, together with the Class A Directors First Governance Period, the “Class A Directors”);

(ii)	Class B Shareholders shall be entitled to designate 3 (three) directors (the “Class B Directors Second Governance Period” and, together with the Class B Directors First Governance Period, the “Class B Directors”), it being expressly understood that one of the Class B Directors Second Governance Period designated by the Class B Shareholders shall be chosen from among the representatives of the Founders.

9.	Meeting and resolution of the board of directors during the Second Governance Period

9.1	A board of directors’ meeting shall be validly constituted, and its resolutions shall be validly approved, respectively with the presence and favorable vote of the majority of the directors, save for the matters listed under Paragraph 9.2 below.

9.2	During the Second Governance Period, unless otherwise provided by the shareholders’ meeting, the provisions of Article 5.2 shall apply mutatis mutandis, and therefore the relevant decisions outlined thereto cannot be delegated by the board of directors to any director and/or committee pursuant to Article 2381 of the Civil Code, and must be approved with the majority of the directors in office, including the favorable vote of the Class B Directors Second Governance Period (“Board Significant Matters Second Governance Period”).

10.	Supervisory Body and Statutory Auditor Second Governance Period

10.1	During the Second Governance Period, in case of the appointment of a sole statutory auditor, the latter shall be jointly designated by the Investor and the Existing Shareholders. In the event that the Parties fail to reach an agreement on the designation within 20 (twenty) Business Days from the first written request made by one Party to the others, the appointment shall be made by the President of the Court of Milan, upon request of the most diligent Party, and such designation shall be final and binding upon all Parties.

10.2	In case of the appointment of a board of statutory auditors, the latter will be composed of 3 (three) statutory auditors and 2 (two) alternate auditors, as follows:

(i)	the Existing Shareholders shall be entitled to designate no. 1 (one) statutory auditor, which will be appointed as chairman, and no. 1 (one) alternate statutory auditor;

(ii)	the Investor shall be entitled to appoint no. 2 (two) statutory auditors and no. 1 (one) alternate auditor.

SECTION V – Common provisions on Corporate Governance

11.	Common provisions on board of directors

11.1	The Class A Directors and the Class B Directors appointed pursuant to Articles 4 (Board of Directors First Governance Period) and 8 (Board of Directors Second Governance Period) shall remain in office for 3 (three) financial years and shall expire on the date of the shareholders’ meeting convened to approve the financial statements for the last financial year of their term.

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11.2	The directors may also be non-shareholders and may be re-eligible.

11.3	Should a director resign or otherwise cease for any reason whatsoever to hold his/her office, the Investor and the Existing Shareholders shall take any and all actions to fill the vacancy by and no later than 30 (thirty) Business Days from the date of the vacancy, it being agreed and understood that the new director shall be designated by the same class of quotas that designated the ceased director in order to preserve the composition of the board of directors referred to under Paragraphs 4.1 and 8.1 above.

11.4	If the shareholders holding a certain class of quotas wish to remove a director appointed by them pursuant to this Shareholders’ Agreement, the same shareholder shall be entitled to indicate the new director to be appointed no later than 30 (thirty) Business Days from the date of removal, provided that such shareholders shall be exclusively responsible and shall hold the other shareholders and the Company (as the case may be) fully indemnified and harmless in relation to any loss incurred as a consequence of such revocation. No director who has been removed pursuant to this Paragraph 11.4 shall subsequently be re-elected by any of the other Parties. Equally, in the event of early termination of office of Antonio Caraviello or Raffaele Sansone or Domenico Borrelli as a consequence of a Bad Leaver event, as defined and regulated under the respective management agreements entered into between each of them and the Company, the appointment of the replacement director shall be exclusively reserved to the Class A Shareholders.

11.5	The chief executive officer (“CEO”) of the Company shall be appointed by the board of directors from among the Class B Directors in particular from the director chosen from among the representatives of the Founders by the Class B Shareholders, and shall be vested with the powers set out in Annex 11.5 (CEO Powers).

11.6	The Investor shall have the right to appoint one observer, who, as of the Signing Date, will be Alessio Facondo, and may attend meetings of the Board of Directors of the Company, without voting rights. The observer shall also have the right to receive the relevant notices of call of the Board of Directors and information materials, as well as any other communication addressed to the Board of Directors. The observer appointed by the Investor pursuant to this Paragraph 11.6 shall not be entitled to receive any remuneration, fee, or compensation from the Company exceeding Euro 20,000.00 (twenty thousand/00) gross per year, provided that the compensation will be paid under a specific consultancy agreement.

11.7	Without prejudice to the above provisions, the Company shall not issue any announcement, communication, or advertisement regarding the Company, its business, or its strategy without the prior consent of at least one director appointed by the Investor.

12.	Approval of the Articles of Association Second Governance Period

12.1	Within 20 (twenty) Business Days following the registration with the competent Companies’ Register of the subscription and payment of the Second Tranche of the Capital Increase by the Investors, the Parties undertake to convene a shareholders’ meeting to approve new articles of association, which shall incorporate and reflect the provisions relating to the Second Governance Period, as set forth in SECTION IV – Corporate Governance of the Second Governance Period of this Shareholders’ Agreement, in a form substantially in line with Annex 12.1 (Articles of Association Second Governance Period) (the “Articles of Association Second Governance Period”).

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SECTION VI – Transfer regime of Quotas and option rights

13.	Transfer of quotas

13.1	The rules governing the transfer of Quotas shall be regulated pursuant to the New Articles of Association or the Articles of Association Second Governance Period, as the case may be. It is in any case understood that the lock-up provisions contemplated in the New Articles of Association or the Articles of Association Second Governance Period (the “Lock-up”) shall not apply in case of transfers of Caraviello’s, Sansone’s and Borrelli’s Quotas, in case of occurrence of a “bad leaver” event included in the management agreement entered into between the Company, on one side, and, respectively, Antonio Caraviello, Raffaele Sansone e Domenico Borrelli, on the other side.

13.2	Without prejudice to the Lock-up provisions set forth in the New Articles of Association or the Articles of Association Second Governance Period, as the case may be, in the event that any Existing Shareholder wishes to transfer its Quotas, such transfer shall be conditional upon the incoming transferee executing a deed of adherence to this Shareholder Agreement (the “Deed of Adherence”), whereby the transferee undertakes to be bound by all the terms and conditions of this Shareholder Agreement as if it were an original party hereto.

14.	Put option

14.1	The Investor irrevocably grants to the Existing Shareholders, who hereby accept, a put option right in accordance with Article 1331 of the Civil Code, pursuant to which each Existing Shareholders shall severally be entitled to sell to the Investor the quota held, or part of it, from time to time, by such Existing Shareholder (the “Put Option Right”).

14.2	Each Existing Shareholders shall be entitled to exercise the Put Option Right at any time starting from the 3rd (third) anniversary of the subscription and payment by the Investor of the Second Tranche of the Capital Increase and until the third anniversary thereafter (the “Put Option Exercise Period”), for a consideration equal to a multiple of 8x of the latest available EBITDA as of the date in which the Put Option Right has been exercised (the “Put Option Consideration”).

14.3	The Existing Shareholder which intends to exercise the Put Option Right shall deliver a written notice to the Investor and the Board of Directors within the Put Option Exercise Period, indicating the quota to be sold (the “Put Option Notice”). Within 20 (twenty) Business Days from receipt of the Put Option Notice, the board of directors of the Company shall determine and notify the Investor and the relevant Existing Shareholder the (i) EBITDA, based on the most recent approved financial statements available as of the date of delivery of the Put Option Notice and, consequently (ii) Put Option Consideration.

14.4	Should the Investor and/or the relevant Existing Shareholder have any objection regarding the calculation of the EBITDA and/or the Put Option Consideration made by the Company’s board of directors and/or any of the items included in the relevant calculation, it/he shall serve a written notice to the Company and the other Party involved (“Objection Notice”) setting out the reasons of any such objection and specifying the items it/he considers to be included or excluded from the EBITDA calculation (“Disputed Items”).

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14.5	The Objection Notice shall be served by the Investor and/or by the relevant Existing Shareholder within 30 (thirty) calendar days as of receipt of the notification referred to under Paragraph 14.3 above; the EBITDA calculation made by the Company’s board of directors shall be deemed to be definitive and binding if the Objection Notice is not served within the term referred under this Paragraph.

14.6	If an Objection Notice is served by the Investor and/or by the relevant Existing Shareholder to the other Parties involved in accordance with the provisions set forth in Paragraph 14.4 above, the following shall apply:

(i)	the Investor and the relevant Existing Shareholder shall jointly review, in cooperation with the respective advisors, the calculation of the EBITDA, in order to find an agreement on the Disputed Items;

(ii)	if the Investor and the relevant Existing Shareholder are unable to find an agreement on the Disputed Items and on the Put Option Consideration within 15 (fifteen) Business Days of receipt of the Objection Notice, then any such Party involved may submit – also in the interest of the other Party/ies – the decision on the determination of the EBITDA to the Independent Auditor, by way of written notice to be served also to the other Party/ies involved, within 10 (ten) Business Days as of the expiry of the aforesaid term (“Auditor Notice”);

(iii)	should the decision on any Disputed Items be entrusted to the Independent Auditor, the following provisions shall apply:

a.	in the performance of its mandate, the Independent Auditor will act as an accounting expert (perito contrattuale) and not as an arbitrator (arbitratore) pursuant to Article 1349 of the Civil Code;

b.	to the extent that the Investor and the relevant Existing Shareholders do not agree otherwise in writing, the Independent Auditor shall determine its own procedure and shall give each of the Party reasonable chances to make written representations to the same and the other Party/ies;

c.	the Independent Auditor shall review (i) the last financial statements available as of the exercise date of the Put Option, (ii) this Shareholders’ Agreement, and (iii) the Objection Notice, and shall determine the EBITDA applicable in accordance with Paragraph 14.2 above;

d.	the Independent Auditor shall be instructed to render its final determination (the “Auditor Determination”) in writing to the Parties within 20 (twenty) calendar days of receipt by the same of the Auditor Notice, or the different date agreed upon in writing by the Parties involved;

e.	the Auditor Determination shall indicate the assessment made by the Independent Auditor with respect to any Disputed Items as well as the decisions taken by the Independent Auditor in relation to the value of the EBITDA. The Independent Auditor will provide a brief explanation of the reasons grounding its decision, together with supporting evidence;

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f.	it is understood that (1) the scope of the Auditor Determination shall be strictly limited to the Disputed Items, (2) the Independent Auditor shall be instructed in the Auditor Notice not to render any determination outside this scope, and (3) any determination that the Independent Auditor may give outside this scope or in breach of the other provisions hereof will not be binding on the Parties;

g.	the Company the Investor and the relevant Existing Shareholder shall procure that the Independent Auditor will have access to all relevant books and records of the Company, as well as to the Company’s personnel and consultants, to the extent necessary in order to conduct its assessment;

h.	the Independent Auditor shall discuss the matters in dispute with the Investor and the relevant Existing Shareholder, as well as the respective advisors, before rendering the Auditor Determination (and the Independent Auditor shall be specifically instructed to do so in the Auditor Notice).

14.7	The Parties agree that the determinations made by the Independent Auditor in the Auditor Determination shall be final and binding upon them for the purposes of this Shareholders’ Agreement, except in case of mistake (errore), willful conduct (dolo) or duress (violenza), provided in any event that the Auditor Determination can only be challenged on any of these grounds by no later than 3 (three) months of the date when the Auditor Determination is notified to the Party/ies challenging its contents through an arbitration proceeding initiated pursuant to Paragraph 22.2.

14.8	All fees and disbursements of the Independent Auditor due in connection with the preparation and delivery of the Auditor Determination shall be borne by:

(i)	the Investor or, each of all, the relevant Existing Shareholder, depending on whether the objections raised by the Investor in the Objection Notice have been totally rejected or upheld, respectively, by the Independent Auditor;

(ii)	in no case the Company shall bear the expenses in connection with the Auditor Determination.

14.9	The transfer of the quotas in relation to which the Put Option Right has been exercised shall take place by no later than the 20th (twentieth) Business Day following the date on which the Put Option Consideration has been definitely determined pursuant to the procedure outlined under this Article 14, before the Notary chosen by the Investor. The Put Option Consideration shall be paid for by the Investor at the execution date of the aforesaid transfer. Any costs and expenses related to the completion of the transfer of the quotas for which the Put Option Right has been exercised – with the exception of the costs and expenses relating to the Independent Auditor – shall be borne by the Investor.

14.10	It being understood that the Investor will have the right to designate a third party which will purchase the quotas under the Put Option Right, pursuant to Article 1401 of the Civil Code, provided that:

(i)	such third party shall, simultaneously with the transfer of the relevant quotas, execute and deliver to all Parties a deed of adherence to this Shareholders’ Agreement, undertaking to be bound by all obligations and entitled to all rights thereunder as if it were an original party hereto; and

(ii)	the quotas transferred to such third party pursuant to this Paragraph 14.10 shall be converted into Class B Quotas and shall carry the same rights and be subject to the same restrictions as the Class B Quotas.

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15.	Call option

15.1	Each Existing Shareholder severally and irrevocably grants to the Investor, who hereby accepts, a call option right in accordance with Article 1331 of the Civil Code, pursuant to which the Investor shall be entitled to purchase (a) from ACS the quota held, from time to time, and (b) collectively from the Founders and Domenico Borrelli up to 80% (eighty per cent) of the entire shareholding held by each respectively (the “Call Option Right”).

15.2	The Investor shall be entitled to exercise the Call Option Right at any time starting from the 3rd (third) anniversary of the subscription and payment of the Second Tranche of the Capital Increase and until the third anniversary thereafter (the “Call Option Exercise Period”), for a consideration equal to a multiple of 8x of the latest available EBITDA as of the date in which the Call Option Right has been exercised (the “Call Option Consideration”). It is agreed between the Parties that the Call Option Right cannot be exercise in the event that the EBITDA is equal or lower than Euro [***] (“Call Option Right EBITDA Floor”).

15.3	In order to exercise the Call Option Right, the Investor shall deliver a written notice to the relevant Existing Shareholder and the board of directors within the Call Option Exercise Period, indicating the quota to be purchased (the “Call Option Notice”). Within 20 (twenty) Business Days from receipt of the Call Option Notice, the board of directors of the Company shall determine and notify the Investor and the relevant Existing Shareholder the (i) EBITDA, based on the most recent approved financial statements available as of the date of delivery of the Call Option Notice and, consequently (ii) Call Option Consideration.

15.4	Should the Investor and/or the relevant Existing Shareholder have any objection regarding the calculation of the EBITDA and/or the Call Option Consideration made by the Company’s board of directors and/or any of the items included in the relevant calculation, the provisions of Paragraphs from 14.4 to 14.8 shall apply mutatis mutandis. If the consideration determined pursuant to the Auditor Determination exceeds the Call Option Consideration by more than 20%, the Investor shall have the right (but not the obligation) to waive the Call Option Right.

15.5	The transfer of the quotas in relation to which the Call Option Right has been exercised shall take place by no later than the 20th (twentieth) Business Day following the date on which the Call Option Consideration has been definitely determined pursuant to the procedure outlined under this Article 15, before the Notary chosen by the Investor. The Call Option Consideration shall be paid for by the Investor at the execution date of the aforesaid transfer. Any costs and expenses related to the completion of the transfer of the quotas for which the Call Option Right has been exercised – with the exception of the costs and expenses relating to the Independent Auditor – shall be borne by the Investor.

15.6	It being understood that the Investor will have the right to designate a third party which will purchase the quotas under the Call Option Right, pursuant to Article 1401 of the Civil Code, provided that:

(iii)	such third party shall, simultaneously with the transfer of the relevant quotas, execute and deliver to all Parties a deed of adherence to this Shareholders’ Agreement, undertaking to be bound by all obligations and entitled to all rights thereunder as if it were an original party hereto; and

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(iv)	the quotas transferred to such third party pursuant to this Paragraph 15.10 shall be converted into Class B Quotas and shall carry the same rights and be subject to the same restrictions as the Class B Quotas.

16.	Indirect right of first offer on Antonio Caraviello’s and Raffaele Sansone’s quotas

16.1	By signing this Shareholders Agreement, Antonio Caraviello and Raffaele Sansone undertake not to transfer their respective stakes in the share capital of Caraviello and Sansone without the prior written consent of the Investor. The Investor shall provide its written consent or objection within 30 (thirty) Business Days from the receipt of the written notice of the intended transfer sent by Antonio Caraviello and/or Raffaele Sansone. Failure by the Investor to respond within such period shall be deemed as unconditional approval of the intended transfer. For the purposes of this Paragraph, Antonio Caraviello and Raffaele Sansone shall promptly notify the Investor with all the information regarding the name of the envisaged purchaser, along with all the relevant information requested by the Investor to express its consent.

16.2	If Antonio Caraviello and/or Raffaele Sansone intend to Transfer all or part of the quotas respectively held in Caraviello and/or Sansone (the “Indirect ROFO Quotas”), the Investor shall be entitled to exercise a right of first offer on all (but not part) of the Indirect ROFO Quotas in accordance with this Article (the “Indirect ROFO”).

16.3	To exercise the Indirect ROFO, Antonio Caraviello and/or Raffaele Sansone shall provide prior written notice to the Investor, with a copy to the Board of Directors, of their intention to Transfer pursuant to Paragraph 16.2 (the “Indirect ROFO Notice”). The Indirect ROFO Notice shall specify the nominal value of the Indirect ROFO Quotas that Antonio Caraviello and/or Raffaele Sansone intend to Transfer, together with all other information reasonably necessary for the exercise of the Indirect ROFO.

16.4	Within 20 (twenty) Business Days of receipt of the Indirect ROFO Notice, the Investor shall provide written notice to whichever of Antonio Caraviello and/or Raffaele Sansone delivered the Indirect ROFO Notice, confirming whether it intends to exercise the Indirect ROFO (the “Indirect ROFO Exercise Notice”). If the Investor exercises the Indirect ROFO, the Indirect ROFO Exercise Notice shall specify the consideration (in cash only) that the Investor offers for the acquisition of the Indirect ROFO Quotas, calculated in accordance with the valuation methodology set forth in Paragraphs 14.2 and 15.2 above, as applicable, depending on when the Indirect ROFO Notice was delivered (the “Indirect ROFO Price”). The Indirect ROFO Exercise Notice shall constitute a binding and irrevocable offer to purchase the Indirect ROFO Quotas at the Indirect ROFO Price. If the Investor fails to deliver an Indirect ROFO Exercise Notice within the period specified in this Paragraph, it shall be deemed to have waived the Indirect ROFO.

16.5	Antonio Caraviello and/or Raffaele Sansone shall have 20 (twenty) Business Days from receipt of the Indirect ROFO Exercise Notice (the “Indirect ROFO Acceptance Deadline”) to consider the Indirect ROFO Price and communicate in writing to the Investor whether they accept the offer (the “Indirect ROFO Acceptance Notice”), provided that the Indirect ROFO Acceptance Notice is delivered no later than the Indirect ROFO Acceptance Deadline.

16.6	If Antonio Caraviello and/or Raffaele Sansone object to the calculation of the Indirect ROFO Price by the Investor and/or any items included in such calculation, the provisions of Paragraphs 14.4 to 14.8 shall apply mutatis mutandis. If the consideration determined pursuant to the Auditor Determination exceeds the Indirect ROFO Price by more than 20%, the Investor shall have the right (but not the obligation) to waive the Indirect ROFO.

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16.7	The transfer of the Indirect ROFO Quotas shall take place no later than the 20th (twentieth) Business Day following the date on which the Indirect ROFO Price has been finally determined pursuant to this Article 16, before a Notary chosen by the Investor. The Indirect ROFO Price shall be paid by the Investor on the date of execution of such transfer. Any costs and expenses related to the transfer of the Indirect ROFO Quotas - except for costs and expenses relating to the Independent Auditor – shall be borne by the Investor.

16.8	For the avoidance of doubt, the Investor shall have the right to designate a third party to purchase the quotas under the Indirect ROFO, pursuant to Article 1401 of the Civil Code.

SECTION VII – Non-compete and non-solicit

17.	Non-compete and non-solicit undertakings

17.1	Without the written consent of the Investor, each Existing Shareholder (different from ACS Aircraft), Antonio Caraviello and Raffaele Sansone, severally and not jointly, undertakes:

(i)	not to engage, whether directly (as a self-employed person, director, partner of a partnership, or otherwise) or indirectly (as an employee, director, general manager, and/or shareholder of a company limited by shares, or otherwise), individually and/or jointly with other parties, including through controlled entities and/or interposed persons (interposta persona), in any activity which may be in competition with the Activity;

(ii)	not to acquire or hold, directly or indirectly, including through controlled entities or nominee companies and/or interposed persons (interposta persona), any interests in entities, companies, associations, and/or organizations, or in any unlisted companies or businesses operating within the Activity, save for the shareholdings held in the companies which are related to the Company (società collegata), it being understood that the acquisition, for financial investment purposes, of shareholdings not exceeding 2% (two percent) of the share capital of companies listed on regulated markets or multilateral trading systems shall not constitute a breach of the undertaking under this Paragraph;

(iii)	to refrain from poaching, soliciting, persuade, induce or hire any employee, collaborator, manager, director, supplier, partner and/or distributor of the Company, whether directly or indirectly, unless he/she/it has ceased to be contracted with or engaged by the Company for at least 12 (twelve) months, provided that the foregoing restriction shall not apply with respect to any employees, collaborators, managers, directors, suppliers, partners who is the spouse (coniuge) or civil partner (unito civilmente) of, or is related by consanguinity (consanguineità) or affinity (affinità) up to and including the third degree (terzo grado) to Antonio Caraviello and/or Raffaele Sansone and/or Domenico Borrelli;

(the “Non-Compete and Non-Solicit Undertakings”).

17.2	The Non-Compete and Non-Solicit Undertakings will apply for a period between the Signing Date and the first year from the date on which the relevant Existing Shareholder ceases to be shareholder of the Company.

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17.3	The Existing Shareholders acknowledge that the Non-Compete and Non-Solicit Undertakings set out under this Article find an adequate remuneration in the set of rights granted to them under this Shareholders’ Agreement and under the Share Purchase and Investment Agreement and have been taken into account in connection with the Transaction and, therefore, no additional consideration shall be due to the Existing Shareholders as a consideration for the Non-Compete and Non-Solicit Undertakings.

17.4	The Non-Compete and Non-Solicit Undertakings are assumed by each of the Existing Shareholder with reference to the territories of the European Union, the United Kingdom, San Marino Republic, Switzerland, USA, Canada and China. It is understood that the territorial scope shall apply not only to the place where the activity is effectively carried out, but also to any place where such activity is intended to produce its effects, including commercial effects, irrespective of the physical (direct or indirect) presence of the acting party within the above-mentioned territories.

17.5	In partial derogation of the prevision set forth in this Paragraph 17, the Existing Shareholder and Antonio Caraviello and Raffaele Sansone shall be permitted to:

(i)	serve as members of the board of directors, or equivalent governing body, of any company belonging to the same group of the Company; and

(ii)	participate as members of scientific, research or advisory committees, boards or bodies, whether public or private, operating in or related to the sector of the Activity, provided that such participation is of a purely consultative and non-executive nature and does not involve access to confidential information of the Company or any activity that may directly or indirectly benefit a competitor of the Company.

17.6	The Parties acknowledge that, in the event that any of the Existing Shareholders fails to comply with any of the Non-Compete and Non-Solicit Undertakings, damages would be uncertain and difficult to accurately estimate and, accordingly, the Parties agree that in each case of a breach or violation, the relevant Existing Shareholder will pay to the Company, pursuant to Article 1382 of the Civil Code, as liquidated damages, the amount of Euro 80.000,00 (eighty thousand/00) for each single breach of such undertakings and – in addition and without prejudice to the foregoing – a daily amount equal to Euro 250,00 (two hundred and fifty thousand/00) for any single day lapsing without such breach having been fully cured by the breaching Party (the “Daily Penalty”), without prejudice to the Company’s rights to claim further damages in excess of such amount or seek any other remedy available to it in connection therewith.

17.7	It being understood that, prior to the Daily Penalty starting to accrue, the Company shall serve the breaching Existing Shareholder with a written notice specifying in detail the conduct deemed to be in breach of the Non-Compete and Non-Solicit Undertakings, granting a cure period of 15 (fifteen) days for the cessation of the contested conduct (the “Cure Period”). The daily penalty shall accrue exclusively if the breach has not ceased within the Cure Period.

SECTION VIII – Distribution of profits

18.	Distribution of dividends

18.1	Without prejudice to the provisions set forth under the New Articles of Association or the Articles of Association Second Governance Period, as the case may be, the Parties agree that, in case of distribution, the dividends shall be paid in the following order of priority:

(i)	first, to employees, pursuant to the incentive and compensation plan approved by the Board of Directors that includes profit participation;

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(ii)	secondly, to each shareholder who has introduced clients to the Company that generated revenues during the relevant financial year (and, therefore, to the shareholder through whom the Company executed the order), an amount equal to 3% (three per cent) of the revenues derived from such orders, up to a maximum aggregate amount equal to 80% (eighty percent) of the distributable profits for the relevant financial year. In the event that the aggregate amount of the distributions due under this paragraph 18.1(i) exceeds such 80% (eighty percent) cap, the available amount shall be distributed pro rata among the entitled shareholders, based on their respective entitlements (i.e., in proportion to each entitled Shareholder’s respective 3% (three percent) entitlement, absent the application of such cap);

(iii)	thirdly, any remaining distributable dividend shall be distributed among all shareholders pro quota based on their respective shareholdings in the Company.

By way of example.

Scenario no. 1: the 80% (eighty percent) cap is not exceeded.

Assuming that the distributable dividends for the relevant financial year are equal to Euro 100.000,00 (one hundred thousand/00) and, therefore, the maximum amount available for distribution is Euro 80,000.00 (eighty thousand/00), the dividends shall be distributed as follows:

-	revenues generated by shareholder A: Euro 100,000.00;

-	revenues generated by shareholder B: Euro 1,000,000.00;

-	shareholder A entitlement: (100,000.00 × 3) / 100 = Euro 3,000.00;

-	shareholder B entitlement: (1,000,000.00 × 3) / 100 = Euro 30,000.00;

-	the remaining Euro 67,000.00 shall be distributed among all shareholders pro quota to their respective shareholdings in the Company.

Scenario 2: the 80% (eighty percent) cap is exceeded.

Assuming that the distributable dividends for the relevant financial year are equal to Euro 100.000,00 (one hundred thousand/00) and, therefore, the maximum amount available for distribution is equal to Euro 80,000.00 (eighty thousand/00), the dividends shall be distributed as follows:

-	revenues generated by shareholder A: Euro 1,000,000.00;

-	revenues generated by shareholder B: Euro 10,000,000.00;

-	shareholder A entitlement: (1,000,000.00 x 3) / 100 = Euro 30,000.00;

-	shareholder B entitlement: (10,000,000.00 x 3) / 100 = Euro 300,000.00;

-	distribution in favor of shareholder A: (30,000.00 / 330,000.00) × 80,000.00 = Euro 7,272.73 equal to around il 9,10%;

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-	distribution in favor of shareholder B: (300,000.00 / 330,000.00) × 80,000.00 = Euro 72,727.27 equal to around 90,90%;

-	the remaining Euro 20,000.00 shall be distributed among all shareholders pro quota to their respective shareholdings in the Company.

18.2	The method for calculating the revenue generated by each shareholder through the introduction of clients during the relevant financial year shall be determined: (i) in respect of the Investor and Caraviello, in accordance with the provisions set out in Annex 18.2 (Revenues Calculation) attached hereto; and (ii) in respect of Sansone and Domenico Borrelli, in accordance with the provisions set out in Schedule 10.2.4(iii)(2) of the Share Purchase and Investment Agreement.

SECTION IX – General Provisions

19.	Duration

19.1	This Shareholders’ Agreement shall remain in force until the expiry of the 10th (tenth) year from the date of execution (the “Expiry Date”), save for the commitments undertaken under Paragraph 17.1, which remain in full force and effect until the period provided for under Paragraph 17.2. At the Expiry Date, this Shareholders’ Agreement shall automatically be renewed for a further 10 (ten) year term, unless a Party notifies the other Parties of its intention not to renew the Shareholders’ Agreement, by way of a termination notice to be sent at least 6 (six) months prior to the expiration of the relevant term.

20.	Miscellaneous

20.1	Entire agreement. This Shareholders’ Agreement sets forth the entire understanding and agreement between the Parties as to the matters covered herein and replaces as of the date hereof all prior agreements relating to the same matter, save for the provisions set forth under the directorship agreement entered between the Company, from one side, and Caraviello, Antonio Caraviello, Sansone, Raffaele Sansone and Domenico Borrelli, from the other side.

20.2	Transformation of the Company. If the shareholders’ meeting resolves to convert the Company into a joint stock company with the majorities specified in the Shareholders’ Agreement and the New Articles of Association or the Articles of Association Second Governance Period, as the case may be, the provisions of this Shareholders’ Agreement shall remain in force between the Parties and shall apply mutatis mutandis.

20.3	Amendments. This Shareholders’ Agreement may be amended, supplemented or modified only by an agreement in writing signed by all the Parties.

20.4	Waiver. Neither any failure to exercise, nor any delay in exercising, any right, remedy, power or discretion hereunder shall constitute, or be deemed to be, a waiver thereof, nor shall any partial exercise of any right, remedy, power or discretion under this Shareholders’ Agreement constitute, or be deemed to be, a waiver of such rights, remedies or powers. The rights, remedies, powers and discretions under this Shareholders’ Agreement may be cumulated with any rights, remedies, powers and discretions available under the applicable laws.

20.5	No assignments. Except as otherwise specifically provided herein, none of the Parties has the right to transfer and/or assign, in whole or in part, this Shareholders’ Agreement and/or any of its rights, interests or obligations hereunder, without the prior written consent of all the other Parties.

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20.6	Severability. If any of the provisions of this Shareholders’ Agreement is or becomes null and void, voidable or unenforceable under applicable laws, the validity and enforceability of the remaining provisions of this Shareholders’ Agreement shall not in any way be affected or impaired. In such a case, the Parties shall nevertheless negotiate in good faith in order to agree the terms of mutually satisfactory provisions, that would allow to achieve as closely as possible the same commercial effect as the provisions that are or become null and void, voidable or unenforceable.

20.7	Confidentiality. Without prejudice to the obligations arising from applicable laws, none of the Parties, shall make or publish any announcement, communication, advertising or the like with respect to the execution and performance of this Shareholders’ Agreement, without the prior written consent of the other Parties, provided however that the restrictions set forth above shall not apply to any announcement, communication or written statement mandatorily required to be made by any Party under the applicable law or under the regulations of any governmental body or any stock exchange authority, except that the Party required to make such announcement, communication or written statement shall, to the extent permitted by applicable law and practicable, consult with the other Parties concerning the timing and content of such announcement, communication or written statement before such announcement, communication or written statement is made.

20.8	Confidentiality Obligations of ACS Aircraft. Without prejudice to the provisions set forth in the Article 20.7, ACS Aircraft, for a period between the Signing Date and the first year from the date on which the latter ceases to be shareholder of the Company, undertakes, on its own behalf and, pursuant to Article 1381 of the Italian Civil Code, on behalf of its directors, employees, and/or consultants – with particular reference to Alessandro Cianfrone – not to disclose, communicate, or exploit, directly or indirectly, any information, data, trade secret, business plan, financial data, list of customers and suppliers, strategies, or any other corporate, commercial, financial, or operational information acquired in connection with its status as a shareholder of the Company, or in connection with the projects and activities in which it has been involved by the Company, except for information that: (a) is or becomes public knowledge for reasons other than a breach of this Agreement; or (b) must be disclosed under applicable law and/or under the regulations of any governmental body and/or pursuant to a court order. In case of any breach or violation of the obligations set forth in this Article 20.8, ACS Aircraft shall pay to the Company, pursuant to Articles 1381 and 1382 of the Italian Civil Code, as liquidated damages, the amount of EUR 150,000.00 (one hundred and fifty thousand/00) for each single breach, without prejudice to the Company’s right to claim further damages in excess of such amount and to seek injunctive or any other remedy available under applicable law.

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21.	Notices

21.1	Except as otherwise provided in this Shareholders’ Agreement, any notice or other communication to be given hereunder shall be in writing and in Italian language, signed by or on behalf of the Party giving it and served to the other Parties by sending it via (i) registered email (posta elettronica certificata), or (ii) ordinary email (posta elettronica ordinaria) or (iii) registered mail with return receipt (lettera raccomandata con ricevuta di ritorno), to the address and attention of the other Parties. Any such notice or communication shall be deemed to be received:

(i)	in the case of delivery via registered email, at the time when the confirmation of delivery is received by the sender;

(ii)	in the case of delivery via ordinary email, at the time when the email is actually received by the addressee;

(iii)	in the case of delivery via registered letter with return receipt, at the time indicated on the return receipt;

provided that, in the case of delivery via registered or ordinary email, where the delivery or transmission occurs after 6 p.m. (local time of the addressee) on a Business Day (or on a day other than a Business Day), service shall be deemed to occur on the next Business Day. For the purpose of this Article 21 the addresses and other data of the Parties are as follows:

(i)	if to the Existing Shareholders:

Caraviello S.r.l.

Via Gambardella n. 116

80058 – Torre Annunziata (NA)

To the attention of Antonio Caraviello

via PEC to the following address: [***]

via email to the following address: [***]

Sansone S.r.l.

Via Panoramica n. 14

80041 – Boscoreale (NA)

To the attention of Raffaele Sansone

via PEC to the following address: [***]

via email to the following address: [***]

ACS Aircraft Solutions S.r.l.

via Giosuè Carducci no. 4

00187 – Rome

Italy

To the attention of: Danilo Oreste Broggi

via certified e-mail (PEC) at the following address: [***]

via email to the following address: [***]

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Domenico Borrelli

[***]

via E-mail at the following address: [***]

(ii)	if to the Indirect Shareholders:

Antonio Caraviello

[***]

via E-mail at the following address: [***]

Raffaele Sansone

[***]

via E-mail at the following address: [***]

(iii)	if to the Investor:

Genenta Science S.p.A.

via dell’Annunciata no. 31,

20121 – Milan

Italy

To the attention of the chairman of the board of directors Mr. Pierluigi Paracchi via certified e-mail (PEC) at the following address: [***]

via email to [***] and [***]

(iv)	if to the Company:

Sophia High Tech S.r.l.

via Aniello Palumbo no. 120

80014 – Giugliano in Campania (NA)

Italy

To the attention of the Chairman of the Board of Directors

via certified e-mail (PEC) at the following address: [***]

22.	Governing Law and Jurisdiction

22.1	This Shareholders’ Agreement shall be governed in all respects, including as to validity, interpretation and effect, by the Laws of the Republic of Italy, without giving effect to its principles or rules of conflict of Laws.

22.2	Any disputes arising out of, or in connection with, this Shareholders’ Agreement shall be decided by the Court of Milan (Italy) on an exclusive basis.

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Annex 1.2(a)

(EBITDA Definition)

EBITDA = A − (B6 + B7 + B8 + B9 + B11)

A)	Value of production
B6)	Costs for raw materials, ancillary materials, consumables, and goods
B7)	Costs for services
B8)	Costs for the use of third-party assets
B9)	Personnel costs
B11)	Changes in inventories of raw materials

Note: the labels A), B6), B7), B8), B9) and B11) refer to the Italian statutory financial statement format

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Annex 1.2

(New Articles of Association)

33

Annex 11.5

(CEO Powers)

34

Annex 12.1

(Articles of Association Second Governance Period)

35

Annex 18.2

(Revenues calculation)

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***

We kindly ask you to confirm that the foregoing correctly represents the terms of the agreements reached by reproducing our proposal in a separate document, duly signed and initialled on each page by a duly authorized signatory.

Genenta Science S.p.A.

***

In sign of full and unconditional acceptance.

Electronically signed by Antonio Caraviello, as Indirect Shareholder, sole director of Sophia High Tech S.r.l. and sole director of Caraviello S.r.l.

Electronically signed by Raffaele Sansone, as Indirect Shareholder and sole director of Sansone S.r.l.

Electronically signed by Danilo Oreste Broggi, as chairman of the board of directors of ACS Aircraft Solutions S.r.l.

Electronically signed by Domenico Borrelli

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Schedule 2.1(vi)(a)

(Caraviello Management Agreement)

Schedule 2.1(vi)(b)

(Sansone Management Agreement)

Schedule 2.1(vi)(c)

(Borrelli Management Agreement)

Schedule 2.1(vii)

(Lease Agreement)

Schedule 10.2.1(i)

(Existing Shareholders’ Statement)

Schedule 10.2.1(ii)

(Resignation Letter)

Schedule 10.2.4(iii)(1)

(Powers of the Chief Executive Officer)

Schedule 10.2.4(iii)(2)

(Key People Incentive and Compensation Plans)

Schedule 13.1

(Existing Shareholders’ Representations and Warranties)

1.	Fundamental Representations and Warranties

(i)	Consents and No-Conflict

a.	Each Existing Shareholder has the legal capacity and the power to execute this Agreement and to fulfil all of its obligations arising under it.

b.	Each Existing Shareholder is duly authorized by the competent body to enter into and perform its obligations under or in connection with this Agreement.

c.	The signing of the Agreement – with the exception of the Golden Power Authorization – does not require approval or other expression of will by third parties and said signing does not lead to violations: (a) of Applicable Law or regulations applicable to the Existing Shareholders, (b) of the Existing Shareholders’ articles of association (if applicable), (c) of any other resolutions, judicial or arbitral decision or provision, filed against the Existing Shareholders or the quotaholders of any Existing Shareholder that is a legal entity, and (d) of any shareholders’ agreement, voting agreement, or other arrangement among the quotaholders of any Existing Shareholder that is a legal entity.

(ii)	Capitalization of the Company

a.	Except for this Agreement, there are no options, warrants, conversion or subscription rights, or any other agreements, contracts, or commitments of any kind that, whether conditionally or upon the exercise of third-party rights, obligate the Company to offer for subscription or sell any new or existing Quotas or other equity interests, or any other instruments convertible into quotas or equity interests, or any type of financial instruments with equity participation, or to repurchase or redeem any of their own quotas or equity interests.

(iii)	Title to quotas

a.	There are no shareholders of the Company other than the Existing Shareholders. Except for the Agreement and the pending litigation between Raffaele Sansone and Mr. Giovanni D’Alessandro regarding the transfer of a stake representing 5% (five per cent) of the Company’s share capital, there are no options, instruments whatsoever convertible, warrants, conversion or subscription rights, agreement, contracts or commitments or any other right to purchase or otherwise acquire (or pursuant to which any of shareholders is obliged to issue or transfer) the Quotas of the Company or create Encumbrances thereon with the exception of the pre-emption right provided under article 8 of the Company’s current articles of association to which the Existing Shareholders waive pursuant to Article 3.3. of this Agreement.

2.	Business Representation and Warranties

(i)	Employment Matters

a.	Schedule (i) (Employee) sets out all the employees of the Company (the “Employees”), as well as the relevant category, job level, type of employment, remuneration payable (both fixed and variable, if any) and other principal benefits provided and individuals in the process of being hired as of the date hereof.

b.	There are no pending or threatened labour related litigation involving any individual anyhow engaged by the Company and the latter has not been addressed with any collective dispute, nor with any inspection by the labour Authorities (including health and safety Authorities, INPS, INAIL, ITL, etc.) for breaches of statutory labour Applicable Law and/or contractual provisions, including by way of example incorrect payment of social security charges, applicable collective bargaining agreements, individual agreements and/or access to state funded workers suspension plans (e.g., CIGO, CIGS, solidarity contracts).

c.	There are no individuals, other than the Employees, who are entitled to successfully claim to be employees of the Company, reinstated or reengaged or reassessed as subordinate employee by the Company. The Employees are and have always been properly classified in compliance with the legal and collective bargaining agreements’ employment categories according to the duties, tasks and responsibilities entrusted to them as per the employment contracts or performed on a de facto basis and none of them could validly claim to be reclassified in a higher employment level or to have been demoted.

d.	In the last 24 (twenty-four) months there have not been any grievances, and/or complaints and/or disciplinary procedures concerning any of the Employees notified to the Company, except for 1 (one) disciplinary note issued to an Employee on November 10, 2025, due to an operational error.

e.	The Transaction does not constitute a reason for termination of any agreement with the Employees and does not impact the employment or remuneration conditions of the Employees and, in particular, does not trigger or accelerate the payment of any bonus towards either Employees or directors or consultants, save as expressly agreed between the Parties and set out in the Agreement and its Schedules.

f.	Except for collective bargaining agreements applied to the Employees’ agreements, the Company is not legally bound by any other works agreements and company practices, or labour union contracts applicable to Employees (including company level agreements). There are no stock options plans or other variable remuneration of any kind recognized to the Employees, including compensation or transaction bonuses to be paid in connection with the completion of the envisaged Transaction. The Company has no ongoing information and consultation procedures with the trade unions.

g.	The Company has made all necessary filings and taken all actions required to be made or taken, under social security, labour and welfare Applicable Laws, with respect to each of the Employees, including registration in the appropriate books. All obligations of the Company towards the Employees arising under Applicable Law or under any other applicable arrangement, also at individual level, have been duly performed and discharged. The Company has paid, or has made specific provisions and / or allocations for the payment – in a reasonable amount – of, the severance payment (“trattamento di fine rapporto”) of all Employees and all labour related liabilities of the Company relating to benefits and other accrued outstanding payments and indemnities of any kind however related to the Employees (including but not limited to wages, salaries, bonuses, benefits, accrued holiday pay and holiday entitlements, supplementary monthly salaries, insurance, social security costs, health care assistance contributions, withholding taxes and other deferred obligations of any kind) to be paid under the Applicable Law, the collective bargaining agreements and the individual employment agreements.

h.	There is no litigation pending or threatened in writing by any person concerning employment and/or the right to be on the payroll of the Company.

i.	No Employee has exceeded the limits established by applicable Law and the applicable collective bargaining agreement (CCNL) for the accrual of vacation, leave and/or ROL days. All liabilities arising from accrued and untaken vacation days, leaves and ROL of the Employees have been duly reflected in the Accounts (as defined below).

j.	The Company has duly prepared and adopted the Risk Assessment Document (Documento di Valutazione dei Rischi – DVR) in compliance with applicable health and safety regulations.

(ii)	Financial Statements and Accounting

a.	The financial statements of the Company (the “Financial Statements”) have been, or will be, prepared in accordance with the Applicable Law and the Accounting Principles. More specifically, the Company’s net worth (Patrimonio Netto) as reflected in the trial balance 2025 and, once approved, in the financial statement as of 31 December 2025 (the “2025 Reference Balance Sheet” and, collectively with the Financial Statements, the “Accounts”), is and will be correct in its composition and amount. The Accounts give, on a stand-alone basis, a true and correct representation (rappresentazione veritiera e corretta) of the assets and liabilities (situazione patrimoniale) as well as reflect and show the economic and financial position of the Company. There are no debts and/or liabilities other than those included in the Reference Balance Sheets. The representation set forth in this Paragraph 2(ii)a. expressly excludes any differences attributable to bank reconciliations not performed.

b.	The accounting and other books and records of the Company, starting from 2025, are and have been properly kept in all material respects in compliance with the Applicable Laws (including any tax laws) and the accounting principles and correctly reflect all transactions required to be recorded therein.

c.	The Company has no financial debt and no liabilities vis-à-vis the Existing Shareholders and their related parties.

d.	The economic and financial position of the Company was subject to no variation compared to that indicated in the Accounts, except for variations attributable to its management in the ordinary course of business. The Company has been managed in accordance with the ordinary course of business, with the exception of profit distributions to the Existing Shareholders that may be carried out prior to the Closing Date, it being understood that, as of such date, a minimum cash balance of Euro 500,000.00 (five hundred thousand/00) shall remain in the Company’s accounts.

e.	The Company’s commercial receivables reflected in the Accounts are shown net of bad debt provision and of any reasonable or necessary allocation or provisions for receivables risk.

f.	The Company’s commercial receivables reflected in the Accounts, as well as those arisen afterwards are (i) current, certain, liquid, collectible and payable in accordance with their terms and (ii) valid, genuine, binding.

g.	The Company had no liabilities (including of contingent nature) or obligations of any other nature other than those recorded in the Financial Statements.

(iii)	Assets

a.	The assets (whether intangible or tangible, movable or immovable, registered or non-registered) shown in the Accounts are free from Encumbrances.

b.	The premises used by the Company to conduct the business are compliant with all material Applicable Law and have been validly authorized by the competent Authority to conduct the business.

c.	As of the Signing Date, no extraordinary maintenance works are required to comply with the Applicable Law.

d.	With respect to the HAAS machinery lease agreement (no. LS 244441), which includes an addendum relating to the “Nuova Sabatini Ter” public incentive scheme: (i) the Company has duly applied for the relevant contribution and has complied with all applicable eligibility requirements; and (ii) no circumstances exist that may lead to the rejection, reduction or revocation of such contribution or to the early termination or acceleration of the term of payments of the lease.

(iv)	Financial documentation

a.	The Company is not a party to any loan, financing agreement or similar agreement, except for: [***] scheme in connection with the following research projects, currently being repaid in accordance with the relevant repayment schedules:

(i)	[***];

(ii)	[***]; and

(iii)	[***];

for a total indebtedness not exceeding Euro [***] as at 31 March 2026.

(v)	Transactions with Related Parties

a.	The Company has not engaged in any transactions with related parties, nor has it undertaken any commitments related to the execution of transactions with related parties, with the exception of (i) the lease agreement dated May 30, 2022, entered into between the Company, as tenant, and Querema S.r.l., as landlord, as subsequently amended on October 28, 2025, concerning the property located at via Malatesta no. 39/A, Somma Vesuviana (NA); and (ii) the transfer of 100% (one hundred per cent) of the share capital of Sophia CZ from the Company to the Founders, to be completed no later than the Closing Date, unless the Company resolves, by such date, to voluntarily wind up Sophia CZ, without costs and expenses to the Company.

(vi)	Intellectual Property

a.	The Schedule (vi) (Intellectual Property) lists all intellectual property rights (“Intellectual Property Rights”) of which the Company is the owner or of which it has, in whatever capacity, the availability and enjoyment, which are free from constraints of any kind or other restrictions or limitations on use.

b.	The Company is the full and sole owner of the Intellectual Property Rights it uses in the conduct of its business, except for:

(i)	the Italian trademark “SOPHIA HIGH TECH” (registration no. 302014902315949, renewed by application no. 362024000183330), which, as of the Signing Date, is owned by Mr. Antonio Caraviello and Mr. Raffaele Sansone, each holding a 50% (fifty percent) share, and which, as of the Closing Date, shall be owned by the Company; and

(ii)	the national patent “Pannello composito a base vegetale” (no. 102018000011152) and its international extension (no. PCT/EP2019/085349), which is co-owned with Starcell S.p.A. on a 50% (fifty percent) basis. With respect to the aforementioned patent:

a.	there are no restrictions on the Company’s ability to use, license, or transfer its interest in the patent;

b.	there is a valid co-ownership agreement governing the joint exploitation, licensing and maintenance of the patent;

c.	all maintenance fees and annuities have been timely paid in each jurisdiction.

No third party may lawfully use, apply for and/or register Intellectual Property Rights similar to and/or including elements or components thereof in the territories in which they are used and/or registered.

c.	The Company is the full and sole owner of the domain name used for its website or has valid and transferable rights to it. The domain name registration is subsisting and duly renewed.

d.	In the performance of its activities, the Company does not infringe intellectual property rights of third parties.

e.	All filings, renewals, fees and formalities relating to registered Intellectual Property Rights have been duly and timely made and paid, except that, with respect to Italian design and model no. 402020000001165 (“Cover assorbiurti a forma di T capovolta con profilo aerodinamico ottimizzato, per antenne VHF di velivoli”), the Company shall procure that the renewal application is duly filed prior to the Closing Date.

f.	No patents or patent applications are inaccurately represented as “patented” or “patent pending” on the Company’s website.

g.	With respect to the inventors listed in relation to the Company’s patents, designs and models (namely, Antonio Caraviello, Raffaele Sansone, Domenico Borrelli and Nicola Sicignano): (i) no inventor has any right (save for the moral right to be acknowledged as the inventor) vested in consideration for the inventive and creative activity provided in favour of the Company and relating to the subject matter of the Company’s intellectual property; and (ii) there are no pending or threatened claims or disputes by the aforementioned inventors in relation to their inventive or creative activity and the Company’s intellectual property, including past ones.

(vii)	Litigation and Claims

a.	The Company is not engaged in any pending litigation (whether criminal, civil, administrative or tax), arbitration or alternative dispute resolution process, nor been notified or threatened in writing, nor has the Company notified or threatened any other party, of any litigation, arbitration or dispute resolution process, except for:

(i)	pending active litigation between the Company and Metasensing S.r.l. (Tribunal of Torre Annunziata, case no. 623/2025);

(ii)	potential active litigation between the Company and The Big Store S.r.l.;

(iii)	potential active litigation between the Company and Savoia Calcio S.p.A.;

(iv)	passive pending litigation between Mr. Giovanni D’Alessandro and the Company;

(v)	passive pending litigation between Dassault Systèmes S.E., Dassault Systemes SolidWorks Corporation and the Company;

(vi)	potential passive litigation with Mr Giovanni D’Alessandro concerning amounts allegedly due from the Company for the years 2023–2025.

b.	There are no controversies and no investigations, except for what is stated in the Article 2(viii), Letter b. below, commenced by any competent authority pending or threatened in writing with respect to the conduct of business by the Company.

(viii)	Tax compliance

a.	All Taxes of any nature whatsoever for which the Company has been liable or for which the Company has been liable to account for, have been duly and timely paid (insofar as such Taxes ought to have been paid before or on the Signing Date and/or the Closing Date) and adequate provisions and accruals have been made in the relevant financial statements.

b.	With the exception of the tax inspection (verifica fiscale) conducted by the Guardia di Finanza, resulting in a report (processo verbale di verifica) dated 26 March 2026, covering the tax periods from 2021 through the date of the inspection (26 March 2026), there are no investigations, tax audits, assessment or inspections for Tax due. There are no claims or notices of assessments - pending or threatened in writing – for Tax due nor there are Tax claims or proceedings before any judicial or administrative authority in connection with the assessment of Tax howsoever.

c.	All Tax records to be maintained by the Company are kept in accordance with Applicable Laws.

d.	The Company has formed and calculated all the taxable bases on which Taxes have been levied, by acting in compliance with the relevant Applicable Laws.

e.	The Company is not currently under negotiations to enter into any agreement with any tax Authority.

f.	The CIT and IRAP returns for the relevant fiscal years were prepared and filed in compliance with applicable tax laws and regulations, and the related tax bases, deductions and calculations were correctly determined.

g.	All withholding tax obligations relating to professional fees have been duly complied with, including the proper withholding, payment and reporting of the relevant amounts.

h.	With respect to VAT compliance: (i) the Company’s VAT compliance for the fiscal years from 2020 to 2025 is correct and complete, including the proper treatment of intra-EU transactions, letters of intent, VAT-deductible and non-deductible costs, VAT deposits and related removals; and (ii) the VAT credits reported and the conditions for the exemption from the “visto di conformità” are correct, including the accuracy of the relevant ISA score.

i.	With respect to tax credits claimed and/or utilised by the Company: (i) all such tax credits exist, are valid and have been correctly calculated; (ii) all substantive requirements applicable thereto have been fulfilled, including, where relevant, the existence of the required supporting documentation and certifications; (iii) the applicable De Minimis thresholds have been complied with; and (iv) all such credits have been correctly used and offset in accordance with applicable law.

j.	The public grants recorded in the Financial Statements have been correctly accounted for and correctly treated for CIT and IRAP purposes.

k.	The Company is and at all times has been resident for Tax purposes in its jurisdiction of incorporation and is not and has not at any time been resident for Tax purposes in any other jurisdiction.

l.	The Company has prepared, has fully available and has duly filed where necessary, any documentation required under Applicable Laws. All transactions between the Company and the Existing Shareholders have been conducted on arm’s-length commercial terms, represent transactions effectively existing and inherent to the business and are based on appropriate documentation in compliance with Applicable Law.

(ix)	Public Law, Authorizations and Export Controls

a.	The Company holds, and has at all times complied with, all authorizations, licenses, registrations and certifications necessary for the manufacture, assembly, sale, export and import of weapons, weapon parts and accessories, including authorizations under Articles 28 of T.U.L.P.S.; additional licenses under T.U.L.P.S.; organizational clearance (idoneità organizzativa – DIS) and any further security clearances; healthcare authorization; registrations and enrolments with relevant institutional registers and suppliers’ lists; environmental authorizations pursuant to Legislative Decree No. 152/2006; building and operational authorizations. All such authorizations and licenses are valid and in full force and effect, with the exception of (i) the authorization pursuant to Article 28 T.U.L.P.S. in respect of rocket ring components, which is currently in the process of being renewed for the 2026-2028 biennial period by the competent Authority, and (ii) the Autorizzazione Unica Ambientale (AUA) pursuant to D.P.R. No. 59/2013, for which the relevant procedure is currently pending before the SUAP of the Municipality of Somma Vesuviana.

b.	No proceeding is pending or threatened in writing for their suspension, revocation or non-renewal. All required notices regarding changes in corporate governance, legal representation and ownership have been duly submitted.

c.	The T.U.L.P.S. licenses have always been, without interruption, held in the name of the legal representative of the Company, acting in such capacity, and no delegation of powers in respect thereof has ever been granted to any third party.

(x)	Data Protection and Surveillance Systems

a.	The Company complies with Applicable Data Protection Laws (including GDPR and the Italian Privacy Code) with respect to all processing of personal data of customers, suppliers, employees, website users and other data subjects.

b.	The Company maintains appropriate privacy notices, registers of processing activities, data processor appointments, cookie policies/banners and technical-organizational measures commensurate with its processing activities.

c.	The Company’s CCTV systems have been installed and are operated in compliance with Applicable Law, including labour law requirements (Article 4 of Law No. 300/1970) and GDPR, and the Company has obtained any trade union agreement or labour authority authorization required. All mandatory information notices have been properly displayed and made available.

(xi)	Commercial Agreements

a.	All commercial agreements to which the Company is a party that have not reached their natural expiry and have not been fully performed are valid, effective, and binding in accordance with the terms agreed therein, and there are no breaches by the Company nor any conditions or circumstances that could constitute, or give rise to, such breaches.

b.	No agreement requires any counterparty consent or grants termination rights triggered by the Transaction.

(xii)	Completeness of the Representation and Warranties of the Existing Shareholders

a.	The Representations and Warranties of the Existing Shareholders are true and complete, and there are no other acts, facts, circumstances, or elements from which prejudicial consequences could arise, or that could otherwise affect, the Company’s value, which have not been mentioned in the Agreement.

(xiii)	Compliance with Applicable Law

a.	The Company has always acted, and has conducted its business, in compliance with Applicable Laws.

Schedules:

Schedule (i) (Employee)

Schedule (vi) (Intellectual Property)

Schedule 13.5

(Investor’s Representations and Warranties)

1.	The Investor has the legal capacity and power to enter into this Agreement and to perform all obligations arising therefrom.

2.	The Investor is duly authorized to enter into this Agreement and to perform its obligations hereunder or in connection herewith.

3.	The execution of the Agreement, except for the Golden Power Authorization, does not require the approval or other expression of consent by third parties, and such execution does not result in any violation of: (a) the Law or regulations applicable to the Investor, (b) the articles of association of the Investor, and (c) any other resolution, decision or judicial or arbitral provision issued against the Investor.

***

Please confirm that the foregoing correctly reflects the terms of the agreements reached by reproducing our proposal on a separate document duly executed and initialed on each page by an authorized signatory.

Yours faithfully.

Electronically signed by Pierluigi Paracchi, as Chairman of the Board of Directors of Genenta Science S.p.A.

***

In full and unconditional acceptance.

Electronically signed by Antonio Caraviello, as sole director of Sophia High Tech S.r.l. and sole director of Caraviello S.r.l.

Electronically signed by Raffaele Sansone, as sole director of Sansone S.r.l.

Electronically signed by Danilo Oreste Broggi, as chairman of the board of directors of of ACS Aircraft Solutions S.r.l.

Electronically signed by Domenico Borrelli